UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NATIONAL COMMERCE CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 21, 2017

To Our Stockholders:

We are pleased to invite you to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of National Commerce Corporation, to be held on Tuesday, May 23, 2017, at 9:30 a.m., Central Time, at our principal executive offices located at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209. Details regarding the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote. Please review the instructions on each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

On behalf of the directors and management of National Commerce Corporation, thank you for your support of and ownership in our company.

Sincerely,

John H. Holcomb, III
Chairman and Chief Executive Officer

NATIONAL COMMERCE CORPORATION

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

Notice of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of National Commerce Corporation (the “Company”) will be held on Tuesday, May 23, 2017, at 9:30 a.m., Central Time, at the Company’s principal executive offices, located at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209. Directions to attend the Annual Meeting can be found at https://www.proxydocs.com/NCOM. The Annual Meeting is being held for the following purposes:

1.	To elect fourteen (14) directors to serve on the Board of Directors of the Company until the 2018 annual meeting;

2.	To approve and adopt the National Commerce Corporation 2017 Equity Incentive Plan;

3.	To ratify the Audit Committee’s appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accountants for the year ending December 31, 2017; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR each of the nominees for director, FOR the approval of the National Commerce Corporation 2017 Equity Incentive Plan, and FOR the ratification of the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accountants.

The Board of Directors has established April 7, 2017 as the record date for the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting, we urge you to review these materials carefully, which are available at www.proxyvote.com, and to vote by one of the following means.

●	By Internet: Go to the website www.proxyvote.com and follow the instructions. You will need the control number included on the enclosed proxy card in order to vote by Internet.

●

By Telephone: From a touch-tone telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will need the control number included on the enclosed proxy card in order to vote by telephone.

●

By Mail: If you choose to vote by using the enclosed proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the enclosed pre-paid envelope. Mailed proxy cards must be received no later than May 22, 2017 in order to be counted for the Annual Meeting.

By Order of the Board of Directors,

John H. Holcomb, III
Chairman and Chief Executive Officer

Birmingham, Alabama

April 21, 2017

NATIONAL COMMERCE CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, MAY 23, 2017

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of National Commerce Corporation, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 9:30 a.m., Central Time, on Tuesday, May 23, 2017, at our principal executive offices located at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209.

In this Proxy Statement, unless the context suggests otherwise, references to “the Company,” “we,” “us” and “our” refer to National Commerce Corporation, a Delaware corporation, and, as appropriate, our subsidiaries, including National Bank of Commerce, which we may refer to as “the Bank,” CBI Holding Company, LLC, which operates through its wholly owned subsidiary, Corporate Billing, LLC (“Corporate Billing”), and National Commerce Risk Management, Inc.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about April 21, 2017, we began mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders to all stockholders entitled to vote at the Annual Meeting.

We encourage all of our stockholders to vote at the Annual Meeting, and we hope that the information contained in this document will help you decide how to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2017

This Proxy Statement and our 2016 Annual Report to Stockholders are available for viewing, downloading and printing at www.proxyvote.com.

Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which includes our financial statements, on the website of the Securities and Exchange Commission (the “SEC”), at http://www.sec.gov, or by following the “Learn More – Investor Relations” link on our website at https://www.nationalbankofcommerce.com and proceeding to the “SEC Filings” heading. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge by sending a written request to: National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, Attention: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2019; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means that the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?

The Board of Directors of National Commerce Corporation (the “Board”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders to be held at our corporate headquarters, located at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, on Tuesday, May 23, 2017, at 9:30 a.m., Central Time, and any adjournments of the meeting, which we refer to as the “Annual Meeting.” This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Why am I receiving these materials?

Our Board is providing these proxy materials to you in connection with the Annual Meeting, which will take place on May 23, 2017. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

●	our Proxy Statement for the Annual Meeting;

●	our 2016 Annual Report to Stockholders, which contains our Annual Report on Form 10-K, including our audited consolidated financial statements; and

●	a proxy card.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our executive officers and directors and certain other required information.

What proposals will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

●	the election of fourteen (14) directors to serve on the Board until the Annual Meeting of Stockholders in 2018 (Proposal 1);

●	the approval and adoption of the National Commerce Corporation 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”) (Proposal 2); and

●	the ratification of the Audit Committee’s appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for 2017 (Proposal 3).

What is the Board’s voting recommendation?

The Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the approval of the 2017 Equity Incentive Plan and “FOR” the ratification of the Audit Committee’s appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm. Unless instructed to the contrary, shares represented by proxies at the Annual Meeting will be voted in accordance with the Board recommendations described above.

What shares that I own can be voted?

All shares that you owned as of the close of business on April 7, 2017 (the “Record Date”) may be voted. The holders of our common stock do not have cumulative voting rights with respect to the matters to be acted on at the Annual Meeting. Consequently, as to each proposal to come before the Annual Meeting, you may cast only one vote per share of common stock that you held on the Record Date. These include shares that are held directly in your name as the stockholder of record or held for you as the beneficial owner through a stockbroker, bank or other nominee. On the Record Date, the Company had approximately 12,948,778 shares of common stock issued and outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders of the Company hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, John H. Holcomb, III, the Company’s Chairman and Chief Executive Officer, and Richard Murray, IV, the Company’s President and Chief Operating Officer, or to vote in person at the Annual Meeting. You may vote by completing and mailing your proxy card, or by internet or telephone, as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the Annual Meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without attending the Annual Meeting?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring proof of your identity and proof of your ownership of the Company’s common stock on the Record Date, such as a proxy card or the voting instruction card provided by your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote by proxy without attending the Annual Meeting. You can vote by proxy by one of the following means:

●	By Internet: Go to the website www.proxyvote.com and follow the instructions. You will need the control number included on the enclosed proxy card in order to vote by Internet.

●

By Telephone: From a touch-tone telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will need the control number included on the enclosed proxy card in order to vote by telephone.

●

By Mail: If you choose to vote by mail, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the enclosed pre-paid envelope. Mailed proxy cards must be received no later than May 22, 2017 in order to be counted for the Annual Meeting.

Please follow the instructions set forth above in order to vote your shares at the Annual Meeting. We urge you to review the proxy materials carefully before you vote.

Can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions), which must be received by 11:59 p.m., Central Time, on May 22, 2017. You may also enter a new vote by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

How are votes counted?

In the election of directors (Proposal 1), your vote may be cast “FOR” or “AGAINST” one or more of the nominees, or you may “ABSTAIN” from voting with respect to one or more of the nominees. Shares voting “ABSTAIN” have no effect on the election of directors.

For the approval of the 2017 Equity Incentive Plan and the ratification of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm (Proposals 2 and 3), your vote may be cast “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. Shares voting “ABSTAIN” have no effect on the outcome of the proposal.

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described below in “Abstentions and Broker Non-Votes.”

What is the effect of abstentions and broker non-votes?

Any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. Abstentions and, if applicable, broker non-votes will not be counted as votes “FOR” or “AGAINST” a director nominee or a particular proposal.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, then your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters.

Proposal 1 (election of directors) and Proposal 2 (approval of the 2017 Equity Incentive Plan) are not considered routine matters, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not be considered in determining the outcome of Proposals 1 and 2 and, therefore, will have no effect on the outcome of the vote for Proposals 1 and 2. Only Proposal 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. If your broker returns a proxy card but does not vote your shares on Proposal 1 or Proposal 2, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum.

What is the voting requirement to approve each of the proposals?

Proposal 1, Election of Directors: Under our plurality voting standard, the directors elected to serve on the Board will be the fourteen (14) nominees receiving the highest number of votes cast in the election. Abstentions and broker non-votes will not count as votes “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee is elected.

Proposal 2, Approval of 2017 Equity Incentive Plan: The approval of the adoption of the 2017 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on the proposal. Abstentions will have no effect on the outcome of Proposal 2. The approval of Proposal 2 is not a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so it is possible that broker non-votes could result from this proposal.

Proposal 3, Ratification of Appointment of Independent Registered Public Accounting Firm: The ratification of the appointment of Porter Keadle Moore, LLC as our independent registered public accountants for 2017 requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on the proposal. Abstentions will have no effect on the outcome of Proposal 3. The approval of Proposal 3 is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are registered in different names or are in more than one account. For each set of proxy materials that you receive, please submit your vote for the control number that has been assigned to you in such materials.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are unavailable at the time at which we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What happens if additional proposals are presented at the Annual Meeting?

Other than the three proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, John H. Holcomb, III, our Chief Executive Officer and Chairman of the Board, and Richard Murray, IV, our President and Chief Operating Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, one or more of the Company’s nominees is not available as a candidate for director, then the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the voting power of the outstanding shares entitled to be voted at the meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the particular matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting.

Who will count the vote?

We will appoint one or more Inspectors of Election who will determine the number of shares outstanding, the voting power of each, the number of shares represented at the Annual Meeting, the existence of a quorum and whether or not the proxies and ballots are valid and effective. The Inspectors of Election will determine, and retain for a reasonable period, a record of the disposition of any challenges and questions arising in connection with the right to vote, and will count all votes and ballots cast for and against and any abstentions or broker non-votes with respect to all proposals and will determine the results of each vote.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation and certification of the votes and (3) to facilitate a successful proxy solicitation by the Board. Additionally, any written comments that you provide on a proxy card or through other means will be forwarded to management.

Who will bear the cost of soliciting proxies for the Annual Meeting?

The Company will pay the entire cost of soliciting proxies for the Annual Meeting, including the distribution of the proxy materials. We will also reimburse brokers or nominees for the expenses that they incur for forwarding the proxy materials to their customers. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. We will reimburse them for their expenses, but no additional compensation will be paid to these individuals for any such services.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future annual stockholder meetings.

Stockholder Proposals: In order for a proposal by a stockholder of the Company to be eligible to be included in the Company’s proxy statement for the 2018 annual meeting of stockholders pursuant to the proposal process mandated by SEC Rule 14a-8, the proposal must be received by the Company on or before December 22, 2017 and must comply with the informational and other requirements set forth in Regulation 14A under the Exchange Act. In order for a stockholder to raise a proposal from the floor during an annual meeting (outside of the proposal process mandated by SEC Rule 14a-8), the proposal must be submitted instead under the Company’s advance notice bylaw provision (Section 1.4(a) of the bylaws) and be received by the Company not more than 150 days and not less than 120 days before the first anniversary of the date of the preceding year’s annual meeting. Thus, in order for a proposal to be timely for next year’s meeting, the proposal, together with the information required under the applicable bylaw provision, must be received by the Company not earlier than December 24, 2017 or later than January 23, 2018.

Nomination of Director Candidates: The Company’s bylaws also permit stockholders to nominate directors at a meeting of stockholders. In order to make a director nomination at an annual meeting of stockholders, it is necessary that your nomination notice be received by the Company not more than 150 days or less than 120 days before the first anniversary of the date of the preceding year’s annual meeting. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by the Company not earlier than December 24, 2017 or later than January 23, 2018, together with the information required under the applicable bylaw provision.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of the Company’s bylaws is available on our Investor Relations website, which may be accessed by clicking the “Learn More – Investor Relations” link on our website at https://www.nationalbankofcommerce.com and proceeding to the “Governance Documents” heading.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. However, in such situations, a separate proxy card has been included with the proxy materials for each stockholder. If you have received only one set of proxy materials, you may request separate copies to be delivered promptly at no additional cost to you by calling us at (205) 313-8100 or by writing to us at National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, Attn: Corporate Secretary.

If I share an address with other stockholders of the Company, how can we receive only one set of voting materials for future meetings?

You may request that we send you and the other stockholders who share an address with you only one set of proxy materials by calling us at (205) 313-8100 or by writing to us at: National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, Attn: Corporate Secretary. You may make this request with respect to proxy materials provided both for this year’s Annual Meeting and for future meetings as well.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 7, 2017, by:

(i)       each of our directors and director nominees;

(ii)      each of our named executive officers listed in the Summary Compensation Table herein;

(iii)     all of our current directors and executive officers as a group; and

(iv)     each stockholder known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 7, 2017 pursuant to derivative securities, such as options or restricted stock units, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on an aggregate of 12,948,778 shares of common stock outstanding as of April 7, 2017.

Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Five Percent Stockholders
Regions Bank (as trustee) (1)	1,174,146	9.1%
Charles Phillip McWane 2011 Grantor Retained Annuity Trust (2)	865,746	6.7%

Directors and Executive Officers
John H. Holcomb, III (3)	91,333	*
Richard Murray, IV (4)	108,898	*
William E. Matthews, V (5)	49,355	*
Joel S. Arogeti(6)	88,356	*
Bobby A. Bradley	13,310	*
Mark L. Drew(7)	26,619	*
R. Holman Head	6,500	*
Jerry D. Kimbrough (8)	94,326	*
C. Phillip McWane (9)	1,331,101	10.3%
G. Ruffner Page, Jr. (10)	226,955	1.8%
Stephen A. Sevigny, M.D. (11)	52,366	*
W. Stancil Starnes	66,551	*
Temple W. Tutwiler, III	11,655	*
Russell H. Vandevelde, IV (12)	122,663	*
Donald F. Wright (13)	31,704	*
All Executive Officers and Directors as a Group (19 persons)	2,542,346	19.4%

*	Represents beneficial ownership of less than 1% of the shares of our outstanding common stock.

(1)

Represents shares held by trusts for which Regions Bank serves as a fiduciary, as reported by Regions Bank and its parent company, Regions Financial Corporation, on a Schedule 13G/A filed jointly on February 10, 2017. None of the trusts for which Regions Bank serves as trustee holds five percent or more of our outstanding shares, except for the Charles Phillip McWane 2011 Grantor Retained Annuity Trust (the “McWane GRAT”), the beneficiary of which is Charles Phillip McWane, a director of the Company. The shares held by the McWane GRAT and by Mr. McWane individually are described further in notes (2) and (9) hereto.

(2)

Consists of shares of our common stock held directly by the McWane GRAT. Our director C. Phillip McWane exercises sole voting power and shared dispositive power over the shares held by the McWane GRAT, as described further in note (9) below.

(3)	Includes (a) 67,833 shares of our common stock held directly by Mr. Holcomb and (b) 23,500 shares of our common stock underlying options that are currently exercisable as of April 7, 2017.

(4)

Includes (a) 61,560 shares of our common stock held jointly by Mr. Murray and his spouse, (b) 20,512 shares held in an individual retirement account for the benefit of Mr. Murray, (c) 3,326 shares of our common stock held by Mr. Murray’s dependent children over which Mr. Murray exercises voting control and (d) 23,500 shares of our common stock underlying options that are currently exercisable as of April 7, 2017.

(5)

Includes (a) 23,288 shares of our common stock held in individual retirement accounts for the benefit of Mr. Matthews, (b) 2,567 shares of our common stock held jointly by Mr. Matthews and his spouse and (c) 23,500 shares of our common stock underlying options that are currently exercisable as of April 7, 2017.

(6)

Includes (a) 70,964 shares of our common stock held directly by Mr. Arogeti, (b)  8,432 shares of our common stock held jointly by Mr. Arogeti and his spouse, (c) 5,376 shares held by Mr. Arogeti’s spouse, and (d) 3,584 shares held by Mr. Arogeti’s child, with respect to which Mr. Arogeti disclaims beneficial ownership.

(7)	Includes (a) 16,637 shares of our common stock held directly by Mr. Drew and (b) 9,982 shares of our common stock held in individual retirement accounts for the benefit of Mr. Drew.

(8)

Includes (a) 21,866 shares of our common stock held directly by Mr. Kimbrough, (b) 36,495 shares of our common stock held in an individual retirement account for the benefit of Mr. Kimbrough and (c) 35,965 shares of our common stock held by a limited liability company, a majority of the equity of which is owned by a trust for which Mr. Kimbrough’s spouse serves as trustee. Mr. Kimbrough is not standing for reelection at this year’s Annual Meeting.

(9)

Includes (a) 465,355 shares of our common stock held directly by Mr. McWane and (b) 865,746 shares of our common stock held by the McWane GRAT, as to which Mr. McWane exercises sole voting power and shared dispositive power, as described in note (1) above. Pursuant to the terms of the McWane GRAT, Regions Bank, as trustee and acting through and on behalf of the McWane GRAT, has authority to select and dispose of assets held in the McWane GRAT, including the shares of our common stock held by the McWane GRAT, subject to the prior approval of Mr. McWane. Regions Bank is wholly owned by Regions Financial Corporation.

(10)

Includes (a) 24,424 shares of our common stock held directly by Mr. Page, (b) 23,500 shares of our common stock underlying options that are currently exercisable as of April 7, 2017 and (c) 179,031 shares of our common stock held by the G. Ruffner Page, Jr. Grantor Retained Annuity Trust (the “Page GRAT”), as to which Mr. Page exercises sole voting power and shared dispositive power. Pursuant to the terms of the Page GRAT, Regions Bank, as trustee and acting through and on behalf of the Page GRAT, has authority to select and dispose of assets held in the Page GRAT, including the shares of our common stock held by the Page GRAT, subject to the prior approval of Mr. Page. Regions Bank is wholly owned by Regions Financial Corporation.

(11)

Includes (a) 35,928 shares of our common stock held by Dr. Sevigny as tenants by the entirety with his spouse, (b) 7,273 shares of our common stock held directly by Dr. Sevigny and (c) 9,165 shares of our common stock underlying options that are currently exercisable as of April 7, 2017.

(12)	Includes (a) 98,233 shares of our common stock held directly by Mr. Vandevelde, (b) 19,980 shares of our common stock held in individual retirement accounts for the benefit of Mr. Vandevelde, (c) 1,250 shares of our common stock held in an individual retirement account for the benefit of Mr. Vandevelde’s spouse and (d) 3,200 shares of our common stock held by Mr. Vandevelde as custodian for his four minor children.

(13)	Includes (a) 30,746 shares of our common stock that are beneficially owned by Mr. Wright through a revocable trust, with respect to which Mr. Wright serves as a co-trustee with his spouse, and (b) 958 shares of our common stock held directly by Mr. Wright.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

Our certificate of incorporation and bylaws provide that our Board will consist of up to 15 directors, with the precise number of directors being determined by our Board from time to time. We currently have 15 directors, although one director, Jerry D. Kimbrough, will not stand for reelection at the Annual Meeting. Our directors are elected for a one-year term and hold office until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Information about the Director Nominees

Set forth below are the biographies of each of the nominees for director, including their names, ages, offices in the Company, if any, principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of the filing of this Proxy Statement that each person listed below should serve as a director is set forth below. Each of the nominees currently serves as a director of the Company, and Messrs. Holcomb, Murray and Matthews also currently serve as executive officers of the Company. The stock ownership of each director and nominee for director is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position(s) with the Company
John H. Holcomb, III(4)(5)	65	Chairman of the Board and Chief Executive Officer
Richard Murray, IV(4)(5)	54	President, Chief Operating Officer and Director
William E. Matthews, V(4)(5)	52	Vice Chairman of the Board and Chief Financial Officer
Joel S. Arogeti(5)	60	Director
Bobby A. Bradley(1)	67	Director
Mark L. Drew(1)	55	Director
R. Holman Head(1)(2)(5)	61	Director
C. Phillip McWane(4)	59	Director
G. Ruffner Page, Jr. (2)(3)(4)(5)	57	Director
Stephen A. Sevigny, M.D.(1)(5)	49	Director
W. Stancil Starnes(2)(3)(5)	68	Director
Temple W. Tutwiler, III(1)(3)(5)	63	Director
Russell H. Vandevelde, IV(2) (5)	50	Director
Donald F. Wright(5)	74	Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Corporate Governance Committee
(4)	Member of our Executive Committee
(5)	Member of our Risk Committee

John H. Holcomb, III has served on our Board since 2010. Mr. Holcomb has served as our Chief Executive Officer and as Chairman of our Board and of the board of directors of the Bank since October 2010. From October 2010 until June 2012, Mr. Holcomb also served as Chief Executive Officer of the Bank. On March 21, 2017, the Company announced that Mr. Holcomb will transition into an Executive Chairman role with the Bank effective May 31, 2017, and, assuming that he is elected as a director by the stockholders of the Company at the Annual Meeting, will serve as Executive Chairman of the board of directors of the Company. Mr. Holcomb previously served as Chairman of the board of directors and Chief Executive Officer of Alabama National Bancorporation from 1996 until it was acquired in 2008, and then as Vice Chairman of RBC Bank (USA) until June 2009. Our Board believes that Mr. Holcomb’s nearly 40 years of commercial banking experience focused on the markets in which we currently operate, and his service in senior executive positions with us since 2010, provide him with extensive knowledge of our operations and allow him to contribute critical insights to our Board.

Richard Murray, IV has served on our Board since 2010. Mr. Murray has served as our President and Chief Operating Officer since October 2010 and as President and Chief Executive Officer of the Bank since June 2012. On March 21, 2017, the Company announced that Mr. Murray will become the Company’s Chief Executive Officer, effective May 31, 2017. From October 2010 until June 2012, Mr. Murray served as President and Chief Operating Officer of the Bank. Mr. Murray previously served as President and Chief Operating Officer of Alabama National Bancorporation from 2000 until it was acquired in 2008, and then as Regional President (Alabama and Florida) of RBC Bank (USA) from February 2008 until July 2009. Our Board believes that Mr. Murray’s nearly 30 years of commercial banking experience in the markets in which we currently operate and his service in senior executive positions with us since 2010 provide him with extensive knowledge of our operations and allow him to contribute valuable insight and experience to our Board.

William E. Matthews, V has served on our Board since 2010. Mr. Matthews has served as Vice Chairman of our Board and of the board of directors of the Bank since June 2012 and as the Company’s and the Bank’s Chief Financial Officer since November 2011. He served as Executive Vice President of the Company and the Bank from November 2011 until June 2012. Mr. Matthews previously served as Executive Vice President and Chief Financial Officer of Alabama National Bancorporation from 1998 until it was acquired in 2008, and then as Chief Financial Officer of RBC Bank (USA) until March 2009. From March 2009 until October 2011, Mr. Matthews was a partner at New Capital Partners, a private equity firm based in Birmingham, Alabama. Our Board believes that Mr. Matthews’ nearly 25 years of involvement in the banking and finance industries and extensive experience as a chief financial officer of various banks contributes valuable experience to our Board.

Joel S. Arogeti has served on our Board since January 2017. Mr. Arogeti is an attorney with more than 33 years of experience in the practice of business and estate planning law, and he has prior experience practicing as a staff attorney with the Securities and Exchange Commission. He is a shareholder in the Atlanta law firm of Kitchens Kelley Gaynes, P.C., where he serves as its Chief Executive Officer and President. He served on the board of directors of Private Bancshares, Inc. (“PBI”), including as chair of the audit committee thereof, before joining our Board in connection with our acquisition of PBI. He is a member of the State Bar of Georgia, Atlanta Bar Association, American Bar Association and the Atlanta Estate Planning Council. Our Board believes that Mr. Arogeti’s extensive contacts in the Atlanta community, as well as his widely recognized leadership strengths, skills and professional experience, give him a wide range of knowledge on topics important to our business and operations and will allow him to contribute important insight to our Board.

Bobby A. Bradley has served on our Board since 2010. Ms. Bradley currently serves as Managing Partner of Lewis Properties, LLC, a real estate investment company, Managing Partner of Anderson Investments, LLC, a technology business investment company, and Managing Partner of Genesis II, a family business designed to support various philanthropic and investment efforts. Ms. Bradley previously served as Chief Executive Officer of Computer Systems Technology, Inc. from 1989 until 2003, and then as Group Manager of Science Applications International Corporation (SAIC) until 2004. Ms. Bradley also served on the board of directors of Alabama National Bancorporation from 2005 until it was acquired in 2008. Our Board believes that Ms. Bradley’s skills and professional experience in a variety of operational and leadership roles give her a wide range of knowledge on topics important to our business and operations and allow her to contribute important insight to our Board.

Mark L. Drew has served on our Board since January 2017. Mr. Drew serves as Executive Vice President and General Counsel of Protective Life Corporation, a $76 billion asset subsidiary of The Dai-ichi Life Insurance Company, Limited. Prior to his employment with Protective Life, Mr. Drew was the Managing Shareholder of Maynard, Cooper & Gale, P.C., a full-service law firm in Birmingham, Alabama. As a corporate lawyer, Mr. Drew served as counsel to private and public companies, including banking, insurance and other financial institutions, at both the board and transactional level. Our Board believes that Mr. Drew’s extensive contacts in the Birmingham community, as well as his widely recognized leadership strengths, skills and professional experience, give him a wide range of knowledge on topics important to our business and operations and will allow him to contribute important insight to our Board.

R. Holman Head has served on our Board since 2013. Mr. Head currently serves as President and Chief Operating Officer of O’Neal Industries, the largest family-owned group of metals service centers in the United States. In this role, Mr. Head, among other duties, serves on the audit committee of O’Neal Industries and oversees the financial reporting function of the company, including the principal financial officer thereof. Mr. Head has been employed by O’Neal Industries in various positions since 1980. Mr. Head is also a partner and officer of Sigma Investments, a private investment company. Mr. Head’s extensive experience as a senior executive officer of a corporation adds valuable expertise and insight to our Board.

C. Phillip McWane has served on our Board since 2010. Mr. McWane has served as Chairman of McWane, Inc., a company involved in the manufacture of pipes, valves, water fittings, fire extinguishers and propane tanks and in various technology industries, since 1999. Mr. McWane has been employed by McWane, Inc. in various positions since 1980. Mr. McWane also served on the board of directors of Alabama National Bancorporation from 1995 until it was acquired in 2008. Mr. McWane’s more than 16 years of experience as a senior executive of a corporation adds valuable expertise and insight to our Board.

G. Ruffner Page, Jr. has served on our Board since 2010 and currently serves as its lead independent director. Mr. Page has served as President of McWane, Inc., a company involved in the manufacture of pipes, valves, water fittings, fire extinguishers and propane tanks and in various technology industries, since 1999. Mr. Page previously served as Executive Vice President of National Bank of Commerce, a subsidiary of Alabama National Bancorporation, from 1989 until 1994, after which time he accepted employment at McWane, Inc. Mr. Page also served on the board of directors of Alabama National Bancorporation from 1995 until it was acquired in 2008. Mr. Page’s experience as a senior banking executive and as a senior executive of McWane, Inc. gives him a wide range of knowledge on topics important to the banking business and allows him to contribute valuable insight to our Board.

Stephen A. Sevigny, M.D. has served on our Board since 2015. Dr. Sevigny has more than 16 years of experience as a practicing physician and is currently a partner at Radiology Associates of Daytona Beach, Florida. He is also an officer and owner of several real estate investment ventures. Dr. Sevigny served as a member of the board of directors of Reunion Bank of Florida (“Reunion”) from April 2012 until we acquired Reunion in October 2015, after which time he joined our Board. Our Board believes that Dr. Sevigny’s experience as an active real estate investor and as a director of Reunion give him unique insight into the business climate in east central Florida and allow him to bring a valuable perspective to our Board.

W. Stancil Starnes has served on our Board since 2010. Mr. Starnes currently serves as Chairman of the board of directors and as President and Chief Executive Officer of ProAssurance Corporation, a public holding company for property and casualty insurance companies focused on professional liability insurance. Mr. Starnes practiced law at the law firm of Starnes & Atchison LLP in Birmingham, Alabama from 1975 until October 2006, most recently serving as the senior and managing partner. Mr. Starnes then served as President of Corporate Planning and Administration for Brasfield & Gorrie, Inc., a commercial construction firm based in Birmingham, Alabama, until May 2007, when he joined ProAssurance Corporation. Mr. Starnes currently serves as a director of Infinity Property and Casualty Corporation, a public insurance holding company based in Birmingham, Alabama, where he serves on the audit, compensation and executive committees. He also served on the board of directors of Alabama National Bancorporation from 1995 until it was acquired in 2008. Our Board believes that Mr. Starnes has gained valuable insight into the operation and governance of companies through his more than 30 years of legal experience and his management experience with various companies, including public companies, which allows him to contribute valuable experience and insight to our Board.

Temple W. Tutwiler, III has served on our Board since 2013. Mr. Tutwiler serves as President of Shades Creek Real-Estate & Investment Co., as a general partner in Tutwiler Properties, Ltd., and as an officer of or partner in several other family-controlled entities. Mr. Tutwiler has more than 30 years of experience managing and developing real estate in central Alabama and managing stock and bond portfolios. Mr. Tutwiler also served on the board of directors of First American Bank, Alabama National Bancorporation’s largest subsidiary bank, from 1995 until 2008. Our Board believes that Mr. Tutwiler’s skills and professional experience in a variety of operational and leadership roles in the real estate and banking industries give him a wide range of knowledge on topics important to our business and operations, allowing him to contribute valuable experience and insight to our Board.

Russell H. Vandevelde, IV has served on our Board since 2006 (when the Company was known as Americus Financial Services, Inc.). Mr. Vandevelde currently serves as Chief Executive Officer and is a founding member of Executive Benefits Specialists, LLC, a company specializing in the design, implementation, and administration of benefit plans for financial institutions, with a concentration in community banks. Mr. Vandevelde served as Chairman of our Board from approximately May 2009 until October 2010. Our Board believes that Mr. Vandevelde’s 18 years as a consultant to financial institutions, as well as his experience as a director on our Board, add valuable expertise and insight to our Board.

Donald F. Wright has served on our Board since 2014. Mr. Wright has more than 40 years of experience as a lawyer and is currently a senior partner in the law firm of Wright, Fulford, Moorhead & Brown, P.A. in Altamonte Springs, Florida. Mr. Wright served as a member of the board of directors of United Group Banking Company of Florida, Inc. (“United”) from February 2010 until December 2014, at which time he joined our Board following our acquisition of United. Our Board believes that Mr. Wright’s extensive experience as a practicing attorney, during which period he has advised a number of companies on a variety of issues, provides a unique and valuable perspective to our Board.

With the exception of Messrs. Wright, Sevigny and Arogeti, none of the directors was selected pursuant to any arrangement or understanding, other than with our directors and executive officers acting within their capacities as such. Under the terms of the Company’s merger agreements with United, Reunion and PBI, Mr. Wright (a former United director), Dr. Sevigny (a former Reunion director), and Mr. Arogeti (a former PBI director) will be nominated for election at the first two annual meetings of stockholders following the effective date of the respective mergers (December 15, 2014 for United, October 31, 2015 for Reunion, and January 1, 2017 for PBI), unless they are disqualified from service as directors based on the occurrence of certain specified events. Except for the relationship between Mr. Head and Mr. Page as brothers-in-law, there are no family relationships between our directors and executive officers. None of our directors or executive officers serves as a director of any company that has a class of securities registered under, or that is subject to the periodic reporting requirements of, the Exchange Act, or any investment company registered under the Investment Company Act of 1940, other than Mr. Starnes, who serves as Chairman and Chief Executive Officer of ProAssurance Corporation and as a director of Infinity Property and Casualty Corporation, each of which has a class of securities registered under, and is subject to the periodic reporting requirements of, the Exchange Act. None of our directors or executive officers has been involved in any legal proceedings during the past 10 years that are material to an evaluation of the ability or integrity of such person. In addition, none of our directors, executive officers or 5% stockholders or any associate of any of the foregoing has been involved in any legal proceedings in which such person has or had a material interest adverse to the Company or any of our subsidiaries. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of the Company. Jerry D. Kimbrough is currently a director but is not standing for reelection.

Information about Executive Officers Who Are Not Also Directors

John R. Bragg, 55, has served as Executive Vice President – Bank Operations of the Company and the Bank since October 2010. Mr. Bragg previously served as Senior Vice President of National Bank of Commerce beginning in 1992 and then as Executive Vice President of Alabama National Bancorporation until it was acquired in 2008. Mr. Bragg served as Senior Vice President – Bank Operations of RBC Bank (USA) from February 2008 until June 2009.

M. Davis Goodson, Jr., 45, has served as Executive Vice President and Senior Lender of the Bank since May 2011. Mr. Goodson previously served as Senior Vice President and Senior Lender of the Bank from October 2010 until April 2011. Mr. Goodson served in various commercial loan officer and commercial banking manager positions beginning in May 1994, including as Commercial Banking Manager of RBC Bank (USA) from July 2006 until June 2009.

William R. Ireland, Jr., 60, has served as Executive Vice President – Chief Risk Management Officer of the Company and the Bank since October 2010. Mr. Ireland previously served as Director of Credit Review of RBC Bank (USA) from July 2008 until February 2010 and as Director, Risk Management and Strategic Initiatives of RBC Bank (USA) from February 2008 until July 2008. Mr. Ireland served as Executive Vice President, Chief Risk Management Officer, of Alabama National Bancorporation from 2004 until it was acquired in 2008.

James R. (“Skip”) Thompson, III, 57, has served as President and Chief Executive Officer of Corporate Billing since 2009. Mr. Thompson previously served as Chief Executive Officer of First American Bank, Alabama National Bancorporation’s largest subsidiary bank, from 1999 until 2008.

Market Presidents of the Bank

Our market presidents have extensive experience in the banking industry in the markets in which we currently operate. With the exception of Messrs. Powers, Sleaford and Crawford, these individuals have worked with our senior management team for many years and were previously employed in comparable roles at Alabama National Bancorporation. We believe that these market presidents are important to our success, as their banking experience within their markets, their involvement in their communities, and their relationships with customers make us more likely to succeed in our community banking model. Selected biographical information about our market presidents is set forth below. The Bank’s market presidents are not executive officers of the Company.

Robert B. Aland, Birmingham Market President. Mr. Aland has served as Birmingham Market President of the Bank since October 2010. Mr. Aland previously served as Birmingham Market President of RBC Bank (USA) from February 2008 until June 2009, and as Birmingham Market President of First American Bank, Alabama National Bancorporation’s largest subsidiary bank, from 2005 until February 2008. Mr. Aland is 54 years old and has been a banker for approximately 25 years.

P. Andrew Beindorf, Vero Beach Market President. Mr. Beindorf was the President and Chief Executive Officer of Alabama National Bancorporation’s Indian River National Bank in Vero Beach, Florida from 2001 until 2008, after which time he served as Market President for RBC Bank (USA) in the Vero Beach area from February 2008 through 2009. From 2010 until he rejoined us as Vero Beach Market President in 2014, Mr. Beindorf served as Executive Vice President and Regional President for CenterState Bank of Florida. Mr. Beindorf is 61 years old and has been a banker for approximately 38 years.

Eric L. Canada, Auburn-Opelika Market President. Mr. Canada served as Market President, including as Auburn-Opelika (Lee County) Market President, for AmSouth Bank before joining Alabama National Bancorporation’s First American Bank in 2001, where he again served the Auburn-Opelika area as Market President for First American Bank and, subsequently, for RBC Bank (USA) until 2009. He joined us as Auburn-Opelika Market President in October 2010. Mr. Canada is 57 years old and has been a banker for more than 31 years.

Charles B. Crawford, Jr., Market President – Atlanta Region. Mr. Crawford served as President and Chief Executive Officer of PBI and Private Bank of Buckhead until we acquired PBI and Private Bank of Buckhead in January 2017. Mr. Crawford is 53 years old and has been a banker for more than 32 years.

David G. Powers, Market President – Central Florida. Mr. Powers served as President and Chief Executive Officer of United from 2010 until we acquired United on December 15, 2014 and as President and Chief Executive Officer of United Legacy Bank from 2010 until United Legacy Bank merged with and into the Bank on February 28, 2015. Mr. Powers is 60 years old and has more than 31 years of experience as a banker in the Orlando metropolitan area.

W. Evans Quinlivan, Huntsville Market President. Mr. Quinlivan served as Huntsville Market President for Alabama National Bancorporation’s First American Bank from 2000 until 2008, at which point he assumed the same role for RBC Bank (USA) until June 2009. He joined us as Huntsville Market President in October 2010. Mr. Quinlivan is 55 years old and has been a banker for approximately 31 years.

Robert M. Seaborn, Jr., Baldwin County Market President. Mr. Seaborn has more than 30 years of experience as a commercial banker. Prior to joining us in October 2010, Robert was President of Alabama National Bancorporation’s First Gulf Bank from 1996 until 2008 and subsequently served as Market President of the Gulf Coast Region for RBC Bank (USA) until July 2009. He is 58 years old.

Michael L. Sleaford, Market President – East Central Florida. Mr. Sleaford served as President and Chief Executive Officer of Reunion from 2008 until we acquired Reunion in October 2015. Mr. Sleaford is 55 years old and has been a banker for more than 21 years.

Director Independence

The listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) generally require that listed companies have a majority of independent directors. Our Board has determined that all of our directors are “independent directors,” as defined in Nasdaq Marketplace Rule 5605(a)(2), except for Messrs. Holcomb, Murray and Matthews, who are our senior executive officers. In determining each director’s independence, our Board considered the services provided, any loan transactions between the Company or its subsidiaries and the director or the director’s family members or businesses with which our directors or their family members are associated, and other matters that our Board deemed pertinent.

Committees of the Board and Meetings

Meeting Attendance

Our Board conducts its business through meetings of the full Board and its committees. Under our Corporate Governance Guidelines, directors are expected to use their reasonable best efforts to attend all or substantially all Board meetings and meetings of the committees of the Board on which they serve, as well as annual meetings of stockholders. Last year, each of our thirteen directors who were serving at that time attended the annual meeting of stockholders. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committee in 2016.

Standing Committees

The Board has established five standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Risk Committee and the Executive Committee. The Audit and Compensation Committees were established on July 17, 2014, the Nominating and Corporate Governance Committee on October 16, 2014, the Risk Committee on May 24, 2016 (as a joint committee with the risk committee of the Bank) and the Executive Committee on December 20, 2011. During 2016, our Board held eight meetings. Additionally, the Audit Committee met eight times, the Compensation Committee met two times, the Nominating and Corporate Governance Committee met four times, the Risk Committee met eight times (five times after becoming a joint committee of the Company and the Bank), and the Executive Committee did not meet. Except for the Executive Committee, whose scope of authority is prescribed in the resolutions pursuant to which it was created, each of the committees operates under its own written charter adopted by the Board. The respective committee charters may be accessed by following the “Learn More – Investor Relations” link on our website at https://www.nationalbankofcommerce.com and proceeding to the “Corporate Information” section under “Governance Documents.” In addition, special committees may be established under the direction of our Board when necessary to address specific issues. The membership and functions of each of the standing committees are described below.

Audit Committee

The Audit Committee is responsible for, among other things, the selection, engagement, retention, and compensation of our independent accountants, and the resolution of any disagreements with our independent accountants; the selection, engagement, retention, and compensation of our internal auditing firm; reviewing the audit plan of our independent accountants, the scope and results of their audit engagement, and the accompanying management letter, if any; reviewing the scope and results of our internal auditing; consulting with the independent accountants and management with regard to our accounting methods and principles and the adequacy of our internal financial controls; preparing any reports required of an audit committee under the rules of the SEC; reviewing major issues regarding financial statement presentations; reviewing and approving related party transactions; pre-approving all audit and permissible non-audit services provided by the independent accountants; reviewing the independence of our independent accountants; and reviewing the range of the independent accountants’ audit and non-audit fees.

The current members of our Audit Committee are Temple W. Tutwiler, III (Chairman), Bobby A. Bradley, Mark L. Drew, R. Holman Head and Stephen A. Sevigny, M.D. Our Board has determined that (i) each member of our Audit Committee is an “independent director,” as defined in Nasdaq Marketplace Rule 5605(a)(2), (ii) each member of our Audit Committee satisfies the heightened independence standards of Nasdaq Marketplace Rule 5605(c)(2)(A)(ii) and SEC Rule 10A-3, (iii) each member of our Audit Committee is financially literate under the rules and regulations of the Nasdaq Stock Market and the SEC, and (iv) Mr. Head meets the criteria specified under applicable SEC regulations for an “audit committee financial expert,” as defined in the SEC rules, and satisfies the financial sophistication requirements of the Nasdaq Stock Market. For more information about the members of the Audit Committee, including Mr. Head’s qualification as an audit committee financial expert, see the discussion under the heading “Management and Corporate Governance – Information about the Director Nominees” above.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other duties as may be directed by our Board, determining the qualifications, qualities, skills, and other expertise required to be a director; developing and recommending to our Board criteria to be considered in selecting nominees for director; identifying and screening individuals qualified to become directors; and making recommendations to our Board regarding changes in the size of the Board and the selection and approval of nominees for director to be submitted to a stockholder vote at annual meetings of stockholders. This committee is also charged with developing and overseeing Corporate Governance Guidelines; developing a process for an annual evaluation of our Board and its committees and overseeing such evaluations; reviewing our Board committee structure; monitoring communications from stockholders; and reviewing and making recommendations to our Board with respect to succession plans for our senior management.

The current members of our Nominating and Corporate Governance Committee are W. Stancil Starnes (Chairman), G. Ruffner Page, Jr., and Temple W. Tutwiler, III. Our Board has determined that each member of the Nominating and Corporate Governance committee is an “independent director,” as defined in Nasdaq Marketplace Rule 5605(a)(2).

Compensation Committee

Our Compensation Committee is responsible for, among other duties as may be directed by our Board, annually reviewing and approving the compensation of our chief executive officer, chief financial officer, chief operating officer and any other “executive officers” designated by our Board pursuant to Rule 3b-7 under the Exchange Act, as well as the corporate goals and objectives underlying such compensation; reviewing, administering and making grants under our employee benefit plans and incentive compensation plans; reviewing and approving the compensation information that we include in our proxy statements and annual report filings; reviewing any employment agreements and any severance arrangements or plans relating to our executive officers; determining stock ownership guidelines for our executive officers and directors and monitoring compliance therewith; reviewing and recommending director compensation; and engaging and consulting with outside compensation consultants, legal counsel, and other advisors as the committee deems necessary.

The Compensation Committee’s charter grants the Compensation Committee the authority, in its discretion, to delegate any of its responsibilities to subcommittees of the Compensation Committee. The Compensation Committee may confer with, and receive recommendations from, our executive management team regarding their compensation and the compensation of our other employees; however, no Executive Officer may be present during any voting or deliberations by the Compensation Committee on his or her compensation.

The current members of the Compensation Committee are G. Ruffner Page, Jr. (Chairman), R. Holman Head, W. Stancil Starnes, and Russell H. Vandevelde, IV. Our Board has determined that each member of the Compensation Committee satisfies the independence standards of Nasdaq Marketplace Rule 5605(d)(2)(A) for purposes of serving on a compensation committee, including being an “independent director,” as defined in Nasdaq Marketplace Rule 5605(a)(2).

Risk Committee

Our Risk Committee was established at the holding company level in May 2016 to serve jointly with the risk committee of the Bank. The Risk Committee is responsible for, among other things, reviewing reports from management with respect to risk-related activities, including credit risk, operational risk, interest rate risk, and compliance risk. In carrying out its responsibilities, the committee reviews the approval of all loan transactions exceeding a specified threshold; reviews and approves the Company’s credit policies and procedures; reviews and approves the Company’s plans and strategies concerning business continuity, information security, electronic payments and related matters; reviews reports on the Company’s interest rate risk management; and reviews any material litigation and risk management reports involving the Company. The Risk Committee is also responsible for overseeing management’s implementation and operation of the Company’s enterprise risk management program; developing and periodically reviewing with management an enterprise risk management policy for the Company; and assessing the performance of the Chief Risk Management Officer and reviewing and approving his or her compensation in light of such assessment.

The Risk Committee’s charter provides that the Risk Committee must consist of three or more directors who are deemed to be “independent directors,” as defined in Nasdaq Marketplace Rule 5605(a)(2), as well as the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the Company. In addition, the chairperson of the Risk Committee must be an independent director. The current members of our Risk Committee are W. Stancil Starnes (Chairman), Joel S. Arogeti, R. Holman Head, John H. Holcomb, III, William E. Matthews, V, Richard Murray, IV, G. Ruffner Page, Jr., Temple W. Tutwiler, III, Russell H. Vandevelde, IV, and Donald F. Wright. Our Board has determined that Messrs. Starnes, Arogeti, Head, Page, Tutwiler, Vandevelde and Wright are “independent directors,” as defined in Nasdaq Marketplace Rule 5605(a)(2).

Executive Committee

The Executive Committee is authorized to exercise the authority of our Board between board meetings, subject to certain limitations. Although the Executive Committee generally has authority to exercise all powers and authority of the full Board in the management and direction of our business and affairs, the Executive Committee may not approve, adopt, or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval, nor may it adopt, amend or repeal any of our bylaws. The Executive Committee does not have a charter. Current members of the Executive Committee include G. Ruffner Page, Jr. (Chairman), C. Phillip McWane, John H. Holcomb, III, Richard Murray, IV, and William E. Matthews, V.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and committees, access to management, employees and outside advisors, director orientation and continuing education, and annual performance evaluations of the Board and its committees. The Nominating and Corporate Governance Committee regularly reviews and provides recommendations to the Board on the Corporate Governance Guidelines, and the full Board approves changes as it deems appropriate.

Board Leadership Structure

The Board oversees the business and affairs of the Company and monitors the performance of its management. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s executive officers. Directors also communicate with the Company’s outside advisors, as necessary.

The business of the Company is managed under the direction of the Board, the members of which are elected by our stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that the Company and its performance may benefit.

The role of Chairman of the Board includes providing continuous feedback on the direction, performance and strategy of the Company, presiding as chairman of Board meetings, setting the Board’s agenda with management and leading the Board in anticipating and responding to opportunities and challenges faced by the Company. Mr. Holcomb currently serves as the Chairman of our Board and as our Chief Executive Officer. Our Board does not have a fixed policy regarding the combination of the roles of Chairman and Chief Executive Officer because the Board believes that it is in the best interests of our Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons based on the leadership needs of our Board and the Company at any particular time. For the past several years, our Board has believed that having Mr. Holcomb serve in both roles is the most effective leadership structure for our Board and is in the best interests of the Company and our stockholders.

Since January 22, 2015, G. Ruffner Page, Jr. has served as our lead independent director. As lead independent director, Mr. Page presides over periodic meetings of our independent directors, serves as a liaison between our Chief Executive Officer and the independent directors and performs such additional duties as our Board may otherwise determine and delegate.

On March 21, 2017, the Company announced that Mr. Holcomb will transition into an Executive Chairman role with the Bank effective May 31, 2017, and, assuming that he is elected as a director by the stockholders of the Company at the Annual Meeting, will serve as Executive Chairman of the board of directors of the Company. Richard Murray, IV, the Company’s President and Chief Operating Officer, will become the Company’s Chief Executive Officer. Following this transition, the Board anticipates that the roles of Executive Chairman and Chief Executive Officer will remain separated for the foreseeable future and that the Board will continue to have a lead independent director. The Board believes that this structure will allow the Company to benefit from the experience and knowledge of Mr. Holcomb in his role as Executive Chairman and will be advantageous to independence, oversight and objectivity to have a separate lead independent director. The Board may reconsider this leadership structure from time to time based on then-current considerations.

Role of Our Board in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management at the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board receives reports from management on financial, credit, liquidity, interest rate, capital, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business units of the Company.

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Several Board committees are responsible for risk oversight in specific areas. For example, the Audit Committee oversees financial, accounting and internal control risk management policies and approves the independent auditor and its annual audit plan. The Audit Committee also reports periodically to the Board on the effectiveness of risk management processes in place and the overall risk assessment of the Company’s activities. The Compensation Committee assesses and monitors risks in the Company’s compensation program. The Risk Committee reviews and responds to risks inherent in the business of banking and lending. For more information on the responsibilities of the committees of our Board, see the discussion under the heading “Committees of the Board and Meetings – Standing Committees.”

Code of Business Conduct and Ethics

We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, and other senior financial officers (the “Senior Officers Code”). The Senior Officers Code was designed to be read and applied in conjunction with our Code of Ethics and Business Conduct (the “Code of Business Conduct”), applicable to the members of our Board and all employees, including our senior financial officers. Both the Senior Officers Code and the Code of Business Conduct may be accessed by following the “Learn More – Investor Relations” link on our website at https://www.nationalbankofcommerce.com and proceeding to the “Corporate Information” section under “Governance Documents.” Any future changes or amendments to the Senior Officers Code or the Code of Business Conduct, and any waiver of the Senior Officers Code or the Code of Business Conduct that applies to our Chief Executive Officer, Chief Financial Officer or principal accounting officer, will be posted on our website.

Nomination and Consideration of Director Candidates

Procedures of the Board and Nominating and Corporate Governance Committee – In General

The Nominating and Corporate Governance Committee of the Board is responsible for and has established procedures for identifying and evaluating qualified candidates for election to the Board. Following its evaluation, the Nominating and Corporate Governance Committee recommends to the full Board a slate of director candidates for inclusion in the Company’s proxy statement. These recommendations are based on an evaluation that is consistent with the criteria for selecting directors set forth below and are also consistent with the Company’s organizational documents and applicable law and listing standards.

In the case of incumbent directors, the Nominating and Corporate Governance Committee assesses each director’s overall contributions and service during his or her current term, including the number of meetings attended, level of participation and quality of performance. The Nominating and Corporate Governance Committee also assesses incumbent directors in light of the general criteria for Board candidates and other perceived needs of the Board. In the case of new director candidates, the Nominating and Corporate Governance Committee first evaluates the candidate in light of the requirements under the Company’s organizational documents and applicable law and listing standards, including whether the nominee must be independent under Nasdaq listing standards, and then identifies any special needs of the current Board and evaluates the candidate based on the criteria set forth below. The Nominating and Corporate Governance Committee considers individuals recommended by Board members, management, stockholders and, if it deems appropriate, a professional search firm.

The Board may also consider candidates to fill a vacancy in the Board outside of the stockholder meeting process. The Nominating and Corporate Governance Committee uses the same criteria as are used to evaluate a director nominee to be elected by stockholders. In the event of a vacancy to be filled by the Board, the Nominating and Corporate Governance Committee will recommend to the Board one or more candidates for election by the Board, and proxies will not be solicited.

The Nominating and Corporate Governance Committee is responsible for recommending to the Board the types of skills and characteristics required of directors, based on the needs of the Company from time to time. Criteria used to evaluate potential directors include relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, age, compatibility with the Company’s management team and culture, prominence, understanding of the Company’s business, the ability to act in the interests of all stockholders and other factors deemed relevant, including issues of diversity. The backgrounds and qualifications of the directors, considered as group, are intended to provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Nominating and Corporate Governance Committee confers with the full Board as to the specific criteria that it intends to apply before commencing a search for a new director.

Recommendations of Director Candidates by Stockholders

The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, for candidates recommended by stockholders.

Stockholders who wish to recommend candidates for the Nominating and Corporate Governance Committee’s consideration must submit a written recommendation to the Corporate Secretary at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209. Recommendations must be sent by certified or registered mail and received by November 1 for consideration at the following year’s annual meeting of stockholders. Recommendations must include the following:

●	the recommending stockholder’s name, number of shares owned, length of period held and proof of ownership;

●	the candidate’s name, address, phone number, e-mail address and age;

●

a resume describing, at a minimum, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

●

a supporting statement that describes the stockholder’s and candidate’s reasons for nomination to the Board and demonstrates the candidate’s ability to satisfy the director qualifications described above;

●	the candidate’s consent to a background investigation;

●

a notarized affidavit executed by the candidate to the effect that, if nominated and elected, he or she will serve, is eligible for election as a member of the Board, and consents to being named in the proxy statement as a nominee, if he or she will in fact be so named;

●

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years between the nominating stockholder and the candidate;

●	a description of any voting commitments and/or any other arrangements or obligations by which the candidate is or will be bound as a director;

●

a completed questionnaire regarding the candidate, which may be obtained from the Secretary of the Company, relating to the stock exchange listing requirements for director independence that are applicable to the Company; and

●

any other information relating to the stockholder and the candidate that is required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for election of directors under the Exchange Act and pursuant to any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Company are traded.

The Corporate Secretary will promptly forward these materials to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Nominating and Corporate Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules, including, without limitation, information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

Stockholder Nominations of Director Candidates at Meetings of Stockholders

Separate procedures apply if a stockholder wishes to nominate a director candidate for election at a meeting of stockholders. These procedures, as well as the Company’s director qualifications, are specified in the Company’s bylaws and are summarized below. Nothing in the above-described procedures for stockholders to recommend candidates to the Nominating and Corporate Governance Committee supersedes any requirements set forth in the bylaws.

Section 1.4 of the Company’s bylaws provides procedures pursuant to which stockholders may nominate director candidates at meetings of stockholders. To provide timely notice of a director nomination at an annual meeting of stockholders, the stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company located at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209: (i) with respect to an annual meeting, not earlier than the opening of business on the 150th day before, and not later than the close of business on the 120th day before, the first anniversary of the date of the preceding year’s annual meeting, (ii) if the date of the applicable annual meeting is more than 30 days before or 70 days after the first anniversary of the prior year’s annual meeting, or if no annual meeting was held in the previous year, not earlier than the opening of business on the 150th day before the date of such annual meeting, and not later than the close of business on the later of (y) the 120th day before the date of such annual meeting and (z) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company, and (iii) with respect to any special meeting of stockholders called by the Board for the election of directors, not earlier than the close of business on the 150th day prior to such special meeting and not later than the close of business on the later of (A) the 120th day prior to such special meeting or (B) if the first public announcement of the date of such special meeting is less than 130 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. A nominating stockholder’s notice must also satisfy the information requirements specified in Section 1.4(a)(3) of our bylaws with respect to the nominee for director and the nominating stockholder.

Additionally, in order to be eligible for nomination, a potential nominee must deliver to the Corporate Secretary of the Company (i) a completed questionnaire providing information concerning the background, qualifications, independence and stock ownership of that person, among other things, and (ii) a written representation and agreement pertaining to any voting commitments made by the potential nominee and compensation that the nominee expects to receive other than from the Company as a result of his or her service as a director, among other things. The Company may require any proposed nominee or stockholder who nominates the proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee. The chairman of the meeting of stockholders will determine whether or not a nomination was made in accordance with the procedures set forth in our bylaws. If the chairman determines that a nomination is defective, he will declare to the meeting that such nomination is defective, and the defective nomination will be disregarded.

A copy of the Company’s bylaws can be accessed by following the “Learn More – Investor Relations” link on our website at https://www.nationalbankofcommerce.com and proceeding to the “Governance Documents” section under “Corporate Information.” Printed copies of the bylaws may also be obtained at no charge by writing to the Corporate Secretary at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209.

Executive Sessions

Executive sessions of the independent directors of the Board must be held at least two times per year and otherwise as needed. These sessions are chaired by the lead independent director or by an independent director selected by a majority of the independent directors.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been at any time an employee of ours. None of the members of our Compensation Committee is or has been one of our officers, except that G. Ruffner Page, Jr. was considered a non-employee executive officer from December 20, 2011 until July 17, 2014 due to the position of chairman of the Executive Committee of our Board having been designated as one of our “executive officers” during such period.

None of our executive officers serves or will serve on the board of directors or compensation committee of an entity that has an executive officer that serves on our Board or the Compensation Committee thereof. No member of our Board is an executive officer of an entity for which one of our executive officers serves as a member of the board of directors or on the compensation committee thereof.

To the extent that any members of our Compensation Committee have participated in transactions with us, a description of those transactions is provided in “Director Compensation” and “Certain Relationships and Related Party Transactions.”

Stock Ownership Guidelines for Non-Employee Directors

We have always encouraged our directors to have a financial stake in the Company, and our directors have generally owned shares of our common stock, but in 2014 the Company adopted formal stock ownership guidelines for non-employee directors. Under the ownership guidelines, which are set forth in the Company’s Corporate Governance Guidelines, each non-employee director should acquire and beneficially own shares of the Company’s common stock with a value equal to at least three times the director’s annual retainer. Current non-employee directors have five years from the date of the listing of the Company’s shares of common stock on a national securities exchange (until March 19, 2020) to satisfy the guidelines, while any new non-employee director has five years from the date of his or her election or appointment to the Board to satisfy the guidelines. The minimum number of shares to be held by a non-employee director will be calculated on the first trading day of each calendar year based on the fair market value of such shares, as determined in accordance with the procedures set forth in the guidelines. Any subsequent change in the fair market value of the shares will not affect the amount of stock that non-employee directors should hold during that year. For purposes of satisfying the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), (iii) time-vesting restricted stock, (iv) performance shares that have been awarded but that are not yet vested (based on the target amount of shares on the respective dates of grant of such awards), (v) vested stock options and (vi) vested restricted stock units. Any shares that are subject to hedging, monetization or pledging transactions are not counted toward satisfying the ownership guidelines. If the number of shares that a director should own is increased as a result of an increase in the amount of such director’s annual cash retainer, the director will have five years from the effective date of the increase to attain the increased level of ownership. A discussion of the stock ownership guidelines applicable to the executive officers of the Company is set forth elsewhere herein.

Stockholder Communications to the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Nominating and Corporate Governance Committee

of National Commerce Corporation

c/o Corporate Secretary

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

All communications to the Board will be relayed to the Chairman of the Nominating and Corporate Governance Committee without being screened by management. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers important for the other directors to know.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation of Executive Officers

We are an “emerging growth company” under applicable SEC rules and are providing disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means that we are not required to provide a compensation discussion and analysis and certain other disclosures regarding our executive compensation.

Our executive compensation program is designed to attract, motivate, and retain high-quality leadership and incentivize our executive officers to achieve performance goals over the short- and long-term, which also aligns the interests of our executive officers with those of our stockholders. The following discussion relates to the compensation of our Chief Executive Officer and Chairman of the Board, John H. Holcomb, III, and our two most highly compensated executive officers in 2016 other than Mr. Holcomb: our President and Chief Operating Officer, Richard Murray, IV, and our Chief Financial Officer and Vice Chairman of our Board, William E. Matthews, V. Messrs. Holcomb, Murray and Matthews are collectively referred to herein as our named executive officers. For the 2016 fiscal year, the compensation of our named executive officers was determined by the Compensation Committee of our Board based on its evaluation of the officers’ performance with respect to certain corporate goals and objectives to be determined by the Compensation Committee.

Elements of Executive Compensation

We do not currently have employment agreements with any of our executive officers. The compensation of our named executive officers presently consists of base salary, bonus, equity awards, non-equity incentive compensation, and certain other employee benefits, as further described below.

Base Salaries. Base salaries for our named executive officers are determined based on each officer’s responsibilities, experience, and contributions to our growth, individual performance, Company performance and general industry conditions.

Non-Equity Incentive Compensation. Our named executive officers are eligible to receive an annual cash bonus as a percentage of base salary as part of an annual incentive program administered by the Compensation Committee, with the actual amount of the bonus based on our earnings per share during the year relative to our budgeted earnings per share for the year.

Bonuses. In connection with its authority to determine the compensation of our named executive officers in light of their level of achievement with respect to our corporate goals and objectives, the Compensation Committee of our Board may award bonuses outside of the non-equity incentive compensation program from time to time in its discretion.

Equity Awards. Our named executive officers participate in the National Commerce Corporation 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”). Grants of equity to our named executive officers under the 2011 Equity Incentive Plan have consisted of option awards (none since 2011) and performance share awards. Collectively, these grants provide our named executive officers with the appropriate incentives to continue in our employ and to improve our growth and profitability, serve to align the interests of our named executive officers with those of our stockholders, and reward our named executive officers for improved Company performance.

For the past several years, all of our equity awards to our named executive officers have been performance-based. Messrs. Holcomb, Murray, and Matthews received grants of performance share awards under the 2011 Equity Incentive Plan effective as of January 1 in each year from 2012 to 2017. In general, the awards are earned following a four-year award period beginning on the effective date of the grant. The earned percentage of the target award is based on a predetermined performance metric, such as the average of our after-tax earnings relative to the corresponding budgets for each of the four years of the award period (for grants through 2015) or the compound annual growth rate of our diluted earnings per share over the four years of the award period (beginning with the 2016 grant). However, in order for Messrs. Holcomb, Murray and Matthews to receive any payout of the award, we must have maintained certain levels of specified metrics, such as net charge-offs, average loans, non-performing assets and other real estate owned, during the applicable four-year award period. Once earned, the awards are payable in shares of our common stock. The most recent payout of shares under the 2011 Equity Incentive Plan occurred in the first quarter of 2017 with respect to the award granted on January 1, 2013, for which the award period closed on December 31, 2016.

If the 2017 Equity Incentive Plan is approved, it is anticipated that no additional grants will be made under the 2011 Equity Incentive Plan. See “Proposal 2: Approval of the National Commerce Corporation 2017 Equity Incentive Plan” for more information.

Other Employee Benefits. We provide the following additional benefits to our named executive officers on the same basis as all other eligible employees:

●	Company-sponsored healthcare plans, including coverage for medical and dental benefits;

●	a qualified 401(k) savings plan with a matching contribution; and

●	payment of life and accidental death and dismemberment insurance premiums.

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2016, 2015 and 2014, a summary of the compensation paid to or earned by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)(2)	All Other Compensation ($)(3)	Total ($)

John H. Holcomb, III	2016	335,000	200,000	80,000	226,125	—	4,164	845,289
Chief Executive Officer and	2015	275,000	—	45,000	124,462	—	1,868	446,330
Chairman of the Board	2014	220,000	—	40,000	100,000	—	4,647	364,647

Richard Murray, IV	2016	310,000	100,000	80,000	209,250	60,688	6,599	766,537
President, Chief Operating	2015	250,000	—	45,000	113,147	—	5,926	414,073
Officer and Director	2014	220,000	—	40,000	100,000	—	2,112	362,112

William E. Matthews, V	2016	310,000	100,000	80,000	209,250	47,182	6,293	752,725
Chief Financial Officer and	2015	250,000	—	45,000	113,147	—	3,709	411,856
Vice Chairman of the Board	2014	220,000	—	40,000	100,000	—	2,941	362,941

(1)

Stock awards are reported as the grant date fair value of the shares, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. These amounts represent the grant date fair value of performance shares awarded to Messrs. Holcomb, Murray, and Matthews as of January 1, 2016, 2015 and 2014, respectively.

(2)

The Company entered into a Supplemental Executive Retirement Benefits Agreement with each of Messrs. Murray and Matthews that became effective on January 1, 2016. The amounts in this column represent the increase in the officers’ vested benefits under their respective agreements during the year.  See the discussion under “Potential Payments upon Termination or a Change in Control – Supplemental Executive Retirement Benefits Agreements” below for additional information about these agreements.

(3)	The amounts in the “All Other Compensation” column for each executive officer include the following for each named executive officer:

		Life / AD&D Policy Premiums ($)	401(k) Plan Company Matching Contributions ($)	Economic Value of Death Benefit of Life Insurance for Beneficiaries ($)	Total ($)
Holcomb	2016	189	3,975	—	4,164
	2015	864	1,004	—	1,868
	2014	312	4,335	—	4,647

Murray	2016	290	3,975	2,334	6,599
	2015	864	5,062	—	5,926
	2014	312	1,800	—	2,112

Matthews	2016	290	3,975	2,028	6,293
	2015	864	2,845	—	3,709
	2014	312	2,629	—	2,941

The economic value of the death benefit amounts shown above reflects the annual income imputed to each executive in connection with Bank-owned split-dollar life insurance policies for which the Bank has fully paid the applicable premiums. These policies are subject to Split-Dollar Agreements entered into with each of Messrs. Murray and Matthews discussed in further detail below under the heading “Potential Payments upon Termination or a Change in Control – Split-Dollar Agreements.”

2011 Equity Incentive Plan

General. The 2011 Equity Incentive Plan was approved by our stockholders at our annual meeting on October 25, 2011. The purpose of the 2011 Equity Incentive Plan is to promote our interests and those of our stockholders by granting equity and equity-related incentives to our employees and affiliates, including employees of the Bank, in order to provide an additional incentive to each employee to work to increase the value of our common stock and to provide each employee with a stake in our future that corresponds to that of our stockholders. The 2011 Equity Incentive Plan provides for the grant of incentive and non-qualified stock options, stock appreciation rights, restricted and unrestricted stock awards, phantom stock, performance awards, and other stock-based awards to our employees, officers, and directors and those of our affiliates, including employees of the Bank, as further described below. The 2011 Equity Incentive Plan reserved for issuance a total of 500,000 shares of our common stock, subject to adjustment in the event of a recapitalization, stock split or similar event. As of April 7, 2017, 215,100 shares of our common stock were subject to outstanding options under the 2011 Equity Incentive Plan, 175,460 shares of our common stock were subject to issuance upon vesting of outstanding performance awards under the 2011 Equity Incentive Plan (based on projections of the earned percentages of outstanding performance awards as of such date), and 26,931 additional shares of our common stock were reserved for issuance under the 2011 Equity Incentive Plan.

Administration of the 2011 Equity Incentive Plan. The 2011 Equity Incentive Plan provides that it will be administered either by our Board or a committee thereof that is appointed by our Board for such task (the “Administrator”). Currently, the Compensation Committee of our Board is the Administrator of the 2011 Equity Incentive Plan. The Administrator has the authority to grant awards under the 2011 Equity Incentive Plan, to determine the terms of each award (which are evidenced by a written agreement describing the material terms of the award), to interpret the provisions of the 2011 Equity Incentive Plan and to make all other determinations that it may deem necessary or advisable to administer the 2011 Equity Incentive Plan.

Types of Awards Available Under the 2011 Equity Incentive Plan.

●

Options – The 2011 Equity Incentive Plan provides for awards in the form of options to purchase shares of our common stock, either as incentive stock options qualified under Section 422 of the Internal Revenue Code or options that are not so qualified (referred to as non-qualified stock options). The exercise price of an option may not be less than 100% of the fair market value of our common stock on the date of the grant. The exercise price may be paid in cash, or as otherwise provided in the award agreement.

●

Stock Appreciation Rights – The 2011 Equity Incentive Plan provides for the grant of stock appreciation rights. The base price of a stock appreciation right may not be less than 100% of the fair market value of our common stock on the date of the grant. The consideration payable upon exercise of a stock appreciation right will be paid in cash, shares of our common stock, or a combination of cash and shares of our common stock, as determined in the sole discretion of the Administrator.

●

Stock Awards – The 2011 Equity Incentive Plan provides for the grant of restricted or unrestricted stock awards. Stock awards may be issued for any lawful consideration as the Administrator may determine, and the consideration may be in the form of services performed, or may be paid in cash, shares of our common stock, or a combination of cash and shares of our common stock, as determined in the sole discretion of the Administrator.

●

Phantom Stock – The 2011 Equity Incentive Plan provides for the grant of phantom stock, which is an award denominated in stock-equivalent units. Phantom stock units granted to a participant will be credited to a bookkeeping reserve account solely for accounting purposes and will not require a segregation of any of our assets. An award of phantom stock may be settled in cash, shares of our common stock, or a combination of cash and shares of our common stock, as determined in the sole discretion of the Administrator.

●

Performance Awards – The 2011 Equity Incentive Plan provides for the grant of performance awards that become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be settled in cash, shares of our common stock, or a combination of cash and our common stock, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on our or an affiliate’s operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or an affiliate or the Company as a whole, over such performance period as the Administrator may designate.

●

Other Stock-Based Awards – The 2011 Equity Incentive Plan provides for the grant of other stock-based awards for any lawful consideration as the Administrator may determine. Other stock-based awards may be denominated in cash, in shares of our common stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into shares of our common stock, or in any combination of the foregoing and may be paid in cash, shares of our common stock, or other securities, as determined in the sole discretion of the Administrator.

Vesting. The Administrator has the authority to determine the vesting schedule applicable to each award and to accelerate the vesting or exercisability of any award.

Performance Criteria. The 2011 Equity Incentive Plan provides that the Administrator may grant performance awards that become payable on account of attainment of one or more performance goals established by the Administrator, which may be based on the Company’s or an affiliate’s operating income or one or more other business criteria that apply to an individual or group of individuals, a business unit, or an affiliate or the Company as a whole, over such performance period as the Administrator may designate.

Transferability. Awards granted under the 2011 Equity Incentive Plan may not be transferred by a grantee except by will or the laws of descent and distribution, unless (for awards other than incentive stock options or stock appreciation rights granted with respect to incentive stock options) otherwise provided by the Administrator.

Change in Control Transactions. In the event of any transaction resulting in a change in control of the Company, outstanding stock options and other awards under the 2011 Equity Incentive Plan that are payable in or convertible into our common stock will terminate upon the effective time of such change in control unless provision is made in connection with the transaction for the continuation or assumption of such awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, the holders of such awards will be permitted, immediately before the change in control, to exercise or convert all portions of such awards that are then exercisable or convertible or that will become exercisable or convertible upon or prior to the effective time of the change in control. The Administrator may, in its sole discretion, take such actions as it deems appropriate to provide for the acceleration of the exercisability of any or all outstanding stock options or other awards.

Adjustments for Other Corporate Transactions. In the event of certain corporate transactions (including a stock dividend or split, spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, or similar corporate change that is not part of a transaction resulting in a change in control of the Company), the Administrator will appropriately adjust, if needed, (a) the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the 2011 Equity Incentive Plan and (b) the terms of outstanding awards, including, but not limited to, the number, kind, and price of securities subject to such awards.

Termination and Amendment. Our Board may terminate, amend, or modify the 2011 Equity Incentive Plan or any portion thereof at any time. Except as otherwise determined by our Board, termination of the 2011 Equity Incentive Plan shall not affect the Administrator’s ability to exercise the powers granted to it with respect to awards granted under the 2011 Equity Incentive Plan prior to the date of termination.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table sets forth information as of December 31, 2016, concerning outstanding equity awards previously granted to our named executive officers:

	Option Awards					Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John H. Holcomb, III	23,500	—	—	14.57	12/31/21	—	—	10,079.50	374,453.53
Richard Murray, IV	23,500	—	—	14.57	12/31/21	—	—	10,079.50	374,453.53
William E. Matthews, V	23,500	—	—	14.57	12/31/21	—	—	10,079.50	374,453.53

(1)

Messrs. Holcomb, Murray, and Matthews received grants of performance share awards as of January 1, 2014 (the “2014 grant”), as of January 1, 2015 (the “2015 grant”), and as of January 1, 2016 (the “2016 grant”). See the “Equity Awards” discussion under the heading “Compensation of Executive Officers – Elements of Executive Compensation” for additional information about performance share awards. The number of performance shares set forth in this column represents the projected number of performance shares, as of December 31, 2016, that each named executive officer could earn at the end of the four-year performance periods ending December 31, 2017 (for the 2014 grant), December 31, 2018 (for the 2015 grant), and December 31, 2019 (for the 2016 grant) based on actual performance during the elapsed portion of the applicable award period. The number of performance shares actually earned by the named executive officers will be determined based on our performance over the entire four-year award period for each of the grants, and such amount may differ significantly from the amounts shown in this column.

For the 2014 grant and 2015 grant, the earned percentage of each executive’s award is based on the average of our after-tax earnings relative to the corresponding budgets for each of the four years of the award period; provided, however, that, in order for the executive to receive any payout of the award, we must maintain net charge-offs averaging less than 0.60% of average loans and non-performing assets averaging less than 1.25% of average loans plus other real estate owned over the four years of the award period. For the 2016 grant, the earned percentage of each executive’s award is based on the compound annual growth rate of our diluted earnings per share over the four years of the award period; provided, however, that, in order for the executive to receive any payout of the award, we must maintain net charge-offs averaging less than 0.60% of average loans over the four years of the award period. In each case, the asset quality control mechanism is subject to certain adjustments in the discretion of the Compensation Committee of our Board.

In March 2017, we settled performance share awards made to each of our named executive officers as of January 1, 2013 (the “2013 grant”). For the 2013 grant, the earned percentage of each executive’s award was based on the average of our after-tax earnings relative to the corresponding budgets for each of the four years of the award period, which ended December 31, 2016. However, in order for the executive to receive any payout of the award, we were required to maintain net charge-offs averaging less than 0.60% of average loans and  non-performing assets averaging less than 1.25% of average loans plus other real estate owned over the four years of the award period. Settlement of the 2013 grant resulted in a payment of 2,418 shares of our common stock to each of our named executive officers, which payment was deferred by each such officer pursuant to the Deferral Plan, described below.

(2)

The amounts shown in this column represent the product of $37.15, which was the closing price for a share of our common stock on December 30, 2016, as reported by Nasdaq, and the number of performance shares reflected in the table for each of the named executive officers as of December 31, 2016.

Securities Authorized for Issuance Under Equity Compensation Plans

              The following table provides certain information regarding options and rights outstanding under our equity compensation plans as of April 7, 2017. All options reflected are options to purchase common stock.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options, and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (3)
Equity Compensation Plans Approved by Security Holders	520,533	$16.21	26,931
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	520,533	$16.21	26,931

(1)

Includes shares potentially issuable in connection with performance shares, which will be issued based on the achievement of certain performance criteria or the occurrence of certain time-based conditions associated with the awards and set forth in the applicable award agreement (based on projections of the earned percentages of outstanding performance awards as of December 31, 2016). Also includes shares of our common stock subject to issuance upon exercise of outstanding stock options under the Incentive Plan, the United Group Banking Company of Florida, Inc. Officers’ and Employees’ Stock Option Plan, the Reunion Bank of Florida Officers’ and Employees’ Stock Option Plan, the Reunion Bank of Florida Directors’ Stock Option Plan and the Private Bancshares, Inc. 2006 Stock Incentive Plan, (collectively, the “Assumed Plans”), each of which we assumed in connection with our acquisition of the respective entity.

(2)	The weighted-average exercise price includes the weighted-average exercise price of options only.

(3)

Includes shares remaining available under the Incentive Plan. All of the shares available for grant under the Incentive Plan may be issued in the form of restricted stock, phantom stock, performance share awards or other equity-based awards. No additional awards will be granted under the Assumed Plans.

Deferral of Compensation Plan

On December 18, 2014, our Board adopted the National Commerce Corporation Deferral of Compensation Plan for Key Employees and Non-Employee Directors (the “Deferral Plan”), which became effective as of the date of adoption. Under the Deferral Plan, directors and members of a select group of management and highly compensated employees selected by the Board or the Compensation Committee may make an irrevocable election to defer receipt of all or a portion of any form of compensation that is determined by the Board or the Compensation Committee to be eligible for deferral. The Deferral Plan specifies the required timing of the election based on the form of compensation to be received.

A participant in the Deferral Plan may elect to defer all or a portion of his or her deferrable cash compensation into a designated subaccount in which the balance will accrue interest at the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points. Alternatively, participants may defer cash compensation and must defer equity compensation into an account that tracks the performance of our common stock and from which distributions may be made solely in the form of shares of our common stock. Generally, a participant may elect to receive distributions either in a lump sum on a specific date or in annual installments, subject to certain provisions in the Deferral Plan that dictate the timing of such distributions in various circumstances, including death, a change in control, or separation from service prior to age 60. Each participant is always 100% vested in amounts attributable to his or her personal contributions, but any contributions by us may be subject to a vesting schedule.

The Deferral Plan is a non-qualified deferred compensation plan. As such, the rights of all participants to any deferred amounts represent our unsecured promise to pay, and the deferred amounts remain subject to the claims of our creditors.

Retirement Benefits

We maintain a tax-qualified 401(k) savings plan (the “401(k) Plan”), in which our named executive officers participate. The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis into individual retirement accounts, subject to the maximum annual limits set by the Internal Revenue Service. During 2016, we made a matching employer contribution in an amount equal to 50% of the first 3% of each plan participant’s elective deferrals. Effective January 1, 2017, we make a matching employer contribution in an amount equal to 50% of the first 6% of each plan participant’s elective deferrals. All contributions to the 401(k) Plan are in the form of cash. Employer contributions vest 20% per year over a 5-year service period. Participants are immediately fully vested in their own contributions to the 401(k) Plan.

In addition, the Company entered into a Supplemental Executive Retirement Benefits Agreement with certain of its executive officers, including Messrs. Murray and Matthews, which became effective on January 1, 2016. See “Potential Payments upon Termination or a Change in Control – Supplemental Executive Retirement Benefits Agreements” below for additional information about these agreements.

Director Compensation

Fees

Until May 24, 2016, our non-employee directors received $700 for each board meeting attended, $500 for each committee meeting attended in person, and $300 for any committee meeting attended telephonically. In addition, our non-employee directors received an annual retainer of $10,000, except for Mr. Page, who received a retainer of $30,000 in connection with his service as lead independent director.

On May 24, 2016, following a recommendation from the Compensation Committee, our Board approved certain changes to the compensation structure and amounts for our directors. From and after May 24, 2016, our non-employee directors receive $1,000 for each board meeting attended in person, $500 for each committee meeting attended in person, and $300 for each board or committee meeting attended telephonically. In addition, our non-employee directors receive an annual retainer of $30,000, except for Mr. Page, who receives a retainer of $52,500 in connection with his service as lead independent director. Chairpersons of the standing committees of our Board receive additional annual retainers in the following amounts: $5,000 for the Audit Committee, $5,000 for the Risk Committee, $1,000 for the Compensation Committee and $1,000 for the Nominating and Corporate Governance Committee. All members of the Audit Committee (other than the Chairperson) receive an annual retainer of $2,500 in addition to the standard annual retainer for service on our Board.

All of the Company’s directors also serve as directors of the Bank. During 2016, our directors received no additional compensation for this board service.

Deferral of Compensation Plan

Our directors may participate in the Deferral Plan, as described above.

2016 Non-Employee Director Compensation Table

The following table provides information regarding compensation earned by or paid to our non-employee directors in 2016:

Name(1)	Fees earned or paid in cash(2) ($)		All other compensation ($)		Total ($)
Bobby A. Bradley	34,463				34,463
R. Holman Head	38,863				38,863
Jerry D. Kimbrough(3)	29,900				29,900
C. Phillip McWane	30,600				30,600
G. Ruffner Page, Jr.	59,288		89,829	(4)	149,117
Stephen A. Sevigny, M.D.	33,363				33,363
W. Stancil Starnes	40,350				40,350
Temple W. Tutwiler, III	41,825				41,825
Russell H. Vandevelde, IV	35,000				35,000
Donald F. Wright	34,300	(5)			34,300

(1)

Although Messrs. Holcomb, Murray, and Matthews serve on our Board in addition to their service as our executive officers, they currently receive no additional compensation for their service as directors. Messrs. Arogeti and Drew, who currently serve on our Board, each joined the Board in January 2017 and therefore received no fees for service during 2016.

(2)

All directors’ fees paid in 2016 were deferred under the Deferral Plan and are held in an account that tracks the performance of our common stock and from which distributions may be made solely in the form of shares of our common stock.

(3)	Mr. Kimbrough is not standing for reelection at the Annual Meeting.

(4)

Represents the aggregate market value of 2,418 shares of our common stock that vested on December 31, 2016 (based on a closing per-share price of $37.15 on December 30, 2016, as reported by Nasdaq) pursuant to a grant of performance share awards made to Mr. Page as of January 1, 2013 in connection with his service as chairman of the Executive Committee of our Board. The percentage of the target award earned by Mr. Page was based on our average after-tax net income over the four-year award period compared to our budgeted net income over such period, subject to the condition that we maintain net charge-offs averaging less than 0.60% of average loans and non-performing assets averaging less than 1.25% of average loans plus other real estate owned over the four years of the award period. See “2011 Equity Incentive Plan” for additional information. At the end of fiscal year 2016, a total of 3,177.84 shares of our common stock were subject to issuance to Mr. Page upon the vesting of outstanding performance awards granted under the 2011 Equity Incentive Plan in 2014, 2015 and 2016, based on projections of the earned percentages of outstanding performance awards as of such date.

(5)	Includes a cash fee of $500 paid in connection with Mr. Wright’s service on the United Legacy Bank advisory board.

Potential Payments upon Termination or a Change in Control

2011 Equity Incentive Plan Obligations

In the event of a transaction resulting in a change in control of the Company, outstanding stock options and other awards under the 2011 Equity Incentive Plan that are payable in or convertible into our common stock will terminate at the effective time of such change in control unless provision is made in connection with the transaction for the continuation or assumption of such awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In such an event, the holders of the awards will be permitted, immediately before the change in control, to exercise or convert all portions of such awards that are then exercisable or convertible or that will become exercisable or convertible at or prior to the effective time of the change in control.

Supplemental Executive Retirement Benefits Agreements

On December 18, 2015, the Bank entered into a Supplemental Executive Retirement Benefits Agreement (a “SERP Agreement”) with each of Messrs. Murray and Matthews, which became effective on January 1, 2016. Subject to the terms and conditions therein, each SERP Agreement provides that, commencing on the first day of the month following the date on which the officer retires or otherwise experiences a separation from service, the officer will be entitled to receive a monthly payment for a period of 15 years in the amount of (i) $10,000, if the officer remains employed by the Bank until at least age 65 (the “Full Benefit”), or (ii) a reduced monthly benefit if, prior to age 65, the officer voluntarily resigns or the Bank terminates the officer’s employment other than for “cause” (a “Limited Benefit”). The actual amount of the Limited Benefit corresponds to the year in which the resignation or termination occurs and is subject to a floor of $666.66 and a cap of $9,333.33. If the officer’s employment is terminated for “cause,” then the officer is not entitled to any payments under the SERP Agreement. In addition, the officer’s receipt of payments under the SERP Agreement is expressly conditioned on his compliance with customary noncompetition and non-solicitation provisions. If a change in control occurs before an officer experiences a separation from service with the Bank or its affiliates, then the officer will become 100% vested in the Full Benefit upon any subsequent termination of employment, including a termination for “cause,” and the Full Benefit will be paid in the manner described above. In addition, the Bank must pay any legal fees incurred by the officer in enforcing his rights under the SERP Agreement following a change in control. A change in control will also nullify the requirement that the officer comply with the restrictive covenant provisions described above as a condition to payment under the SERP Agreement.

In order to fund its obligations under the SERP Agreements, the Bank purchased insurance policies on the life of each officer (collectively, the “Policies”). The amount of the life insurance benefits and the distribution provisions and other terms of such Policies are set forth in a Split-Dollar Agreement executed by each officer, the terms of which are described below. If an officer’s Split-Dollar Agreement is in effect on the date of his death, then no death benefits will be paid under his SERP Agreement. If the Split-Dollar Agreement is not in effect on the date of the officer’s death, then (i) if the officer dies while employed by the Bank and prior to the commencement of any payments under the SERP Agreement, the payment under the SERP Agreement will be a lump sum payment based on the present value of the Limited Benefit as of the date of the officer’s death, or (ii) if the officer dies after payments have begun under the SERP Agreement, then the payment under the SERP Agreement will be a lump-sum payment based on the present value of the remaining unpaid monthly payments due thereunder.

Split-Dollar Agreements

Each Split-Dollar Agreement provides that, upon the death of the officer, his beneficiaries will be entitled to receive an amount equal to the lesser of (i) the difference between the total death proceeds payable under the Policies and the cash surrender value of the Policies, and (ii) a death benefit in an amount that generally corresponds to the remaining amount of the Full Benefit payable under the SERP Agreement. For example, if an officer dies while employed by the Bank and at or prior to age 65, then the death benefit will be $1,800,000, which represents the sum of the Full Benefit payments that would have been made under the SERP Agreement ($120,000 annually for 15 years). If the officer remains employed by the Bank until at least his 65th birthday, then the death benefit will automatically decrease each year by $120,000, with the first decrease occurring on the date on which the officer reaches age 66. The reduction in the amount payable under each Split-Dollar Agreement following the termination of an officer’s employment reflects the fact that the Policies related to the Split-Dollar Agreements also serve to fund the benefits paid under the SERP Agreements and the officer will have received those SERP Agreement benefits after his termination of employment. The Bank will be entitled to any death proceeds payable under the Policies that remain after payment to the officer’s beneficiaries. The Bank and the officer’s beneficiaries will share pro rata in any interest due on the death proceeds of the Policies, based on the amount of proceeds due each person, excluding any such interest.

Payment of benefits under the Split-Dollar Agreement is conditioned on (i) the officer’s compliance with certain noncompetition and non-solicitation covenants and (ii) the condition that the officer’s employment may not have been terminated for “cause.” In the event of a change in control, the foregoing conditions to payment are eliminated. Prior to a change in control, the Split-Dollar Agreements will terminate immediately upon (i) the officer’s death and payment of the death benefit, (ii) termination of the officer’s employment before age 65 for any reason other than death (in which case no death benefits will be paid to the officer’s beneficiaries), (iii) surrender or termination of the Policies by the Bank pursuant to a regulatory order or other legal requirement or (iv) the officer attaining age 80. Following a change in control that occurs before the officer experiences a separation from service with the Bank, the Split-Dollar Agreement will remain in effect until (i) the officer’s death and payment of the death benefit, or (ii) the officer attaining age 80, unless the officer consents in writing to an earlier termination.

Stock Ownership Guidelines for Executive Officers

The Company has always encouraged its executive officers to have a financial stake in the Company, and our executive officers have historically owned shares of our common stock. In 2014, the Company adopted formal stock ownership guidelines for the Company’s executive officers, as defined in Rule 3b-7 under the Exchange Act, except for James R. Thompson, for so long as Mr. Thompson maintains a direct or indirect equity ownership position in the Company’s subsidiary, CBI Holding Company, LLC. Under the ownership guidelines, which are set forth in the Company’s Corporate Governance Guidelines, the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer should acquire and beneficially own shares of the Company’s common stock with a value equal to at least three times their respective annual base salaries, and the other executive officers should acquire and beneficially own shares of the Company’s common stock with a value equal to at least one and one-half times their respective annual base salaries. Current executive officers have five years from the date of the listing of the Company’s shares of common stock on a national securities exchange (until March 19, 2020) to satisfy the guidelines, while any new executive officer has five years from the date on which he or she becomes an executive officer to satisfy the guidelines. The minimum number of shares to be held by an executive officer will be calculated on the first trading day of each calendar year based on the fair market value of such shares, as determined in accordance with the procedures set forth in the guidelines. Any subsequent change in the fair market value of the shares will not affect the amount of stock that non-employee directors should hold during that year. For purposes of satisfying the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), (iii) time-vesting restricted stock, (iv) performance shares that have been awarded but that are not yet vested (based on the target amount of shares on the respective dates of grant of such awards), (v) vested stock options and (vi) vested restricted stock units. Any shares that are subject to hedging, monetization or pledging transactions are not counted toward satisfying the ownership guidelines. If the number of shares that an executive officer should own is increased as a result of an increase in the amount of such officer’s annual base salary, the officer will have five years from the effective date of the increase to attain the increased level of ownership.

Compensation Consultant

Under its charter, the Compensation Committee of our Board has the authority to retain its own compensation consultants. During 2016, the Compensation Committee retained Matthews, Young & Associates, Inc. (“Matthews Young”) as its compensation consultant to provide it with independent analysis and advice on executive compensation-related matters, including the identification of an appropriate peer group for the Company and a review of the compensation structure of the Company’s directors and executive officers relative to the peer group. Matthews Young reports directly to the Compensation Committee, and management has not retained its own compensation consultant. The Compensation Committee has conducted an inquiry and assessment with respect to Matthews Young, including the factors relating to independence specified in Nasdaq listing requirements, and determined that it is independent of management and has no conflicts of interest in acting as a compensation consultant to the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy for the Review and Approval of Related Party Transactions

Under SEC rules, a “related person” is an officer, director, nominee for director, or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year, or an immediate family member of any of the foregoing. Pursuant to our written policy on related party transactions, directors, director nominees, executive officers, and employees are required to report any transactions that constitute a transaction requiring disclosure under Item 404 of SEC Regulation S-K. Our Chief Executive Officer, in consultation with outside counsel, makes the initial determination as to whether a potential transaction constitutes a related party transaction. Following this initial determination, the Audit Committee of our Board is responsible for evaluating each related party transaction and making a recommendation to the disinterested members of our Board as to whether the transaction at issue is fair, reasonable, and within our policy and whether it should be ratified and approved. The Audit Committee, in making its recommendation, considers various factors, including the benefit of the transaction to the Company, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction, and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

Prior to the adoption of the written policy, our Board used similar processes and controls to obtain information from our directors, executive officers, and significant stockholders regarding related party transactions and then determined, based on the facts and circumstances, whether we or a related person had a direct or indirect material interest in these transactions. When considering potential transactions involving a related party, our officers notified our Board of the proposed transaction and our Board or a committee thereof discussed the transaction and the implications of engaging a related party. If our Board (or specified directors as required by applicable legal requirements) determined that the transaction was in the Company’s best interests, it voted to approve entering into the transaction with the applicable related party.

Relationships and Related Party Transactions

We and our subsidiaries may engage in transactions with directors, officers, employees, and other “related parties” only to the extent that such activities are permitted by, and consistent with, applicable laws and regulations. Federal and state regulations impose a number of restrictions on transactions and dealings between insured depository institutions and related parties. In general, these transactions are subject to certain quantitative limitations and are required to be on substantially the same terms and conditions as are available for transactions between the institution and unrelated parties. “Related parties” include our directors and officers, their spouses, and certain members of their immediate families, as well as other persons or entities with which we have certain relationships, as set forth in federal and state regulations.

We have had in the past, and expect to have in the future, banking transactions in the ordinary course of business with our directors, officers, and principal stockholders, and the associates of the foregoing, on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectability nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our lending policies and statutory lending limits.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock to file with the SEC reports of ownership and changes in ownership of the Company’s common stock held by them. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the year ended December 31, 2016, all such reports that were required to be filed were filed on a timely basis.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is currently composed of five directors, all of whom satisfy the heightened independence requirements provided for in SEC rules. All members of the Audit Committee are financially literate, as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined by the SEC. The Audit Committee operates under a written charter, which became effective on July 17, 2014.

The Audit Committee hereby submits the following report:

●	The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of, and for the year ended, December 31, 2016.

●

The Audit Committee has discussed with the Company’s independent registered public accountants, Porter Keadle Moore, LLC, the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees (as amended), as well as all other matters required to be discussed with the independent auditors by applicable PCAOB standards.

●

The Audit Committee has received and reviewed the written disclosures and the letter from Porter Keadle Moore, LLC required by applicable rules of the PCAOB regarding Porter Keadle Moore, LLC’s communications with the Audit Committee concerning independence, and has discussed with Porter Keadle Moore, LLC their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Audit Committee:

Temple W. Tutwiler, III, Chairman
Bobby A. Bradley
Mark L. Drew
R. Holman Head
Stephen A. Sevigny, M.D.

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following individuals for election as directors to serve until the 2018 annual meeting of stockholders and until their successors have been elected and qualified:

Joel S. Arogeti	William E. Matthews, V	W. Stancil Starnes
Bobby A. Bradley	C. Phillip McWane	Temple W. Tutwiler, III
Mark L. Drew	Richard Murray, IV	Russell H. Vandevelde, IV
R. Holman Head	G. Ruffner Page, Jr.	Donald F. Wright
John H. Holcomb, III	Stephen A. Sevigny, M.D.

Unless a stockholder instructs otherwise, it is intended that the shares represented by properly submitted proxies will be voted FOR the election as directors of the nominees listed above. The Board anticipates that the nominees listed above will be able to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted for a substitute selected by the Board.

The Board unanimously recommends that the stockholders vote “FOR” each of the director nominees named above.

PROPOSAL 2

APPROVAL OF THE NATIONAL COMMERCE CORPORATION 2017 EQUITY INCENTIVE PLAN

Proposed 2017 Equity Incentive Plan

Our Board approved the National Commerce Corporation 2017 Equity Incentive Plan (the “2017 Plan”) on March 21, 2017 to promote the long-term financial success of the Company and its subsidiaries by attracting, retaining and rewarding key employees and other individuals and directed that the 2017 Plan be submitted for approval by our stockholders. We are submitting the 2017 Plan to our stockholders at this time to:

●	replace our current equity compensation plan, the National Commerce Corporation 2011 Equity Incentive Plan (the “Prior Plan”);

●	comply with Nasdaq Stock Market rules and, with respect to incentive stock options, rules under Section 422 of the Internal Revenue Code, which require stockholder approval; and

●	allow performance awards under the 2017 Plan to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

One of the requirements of “performance-based compensation” under Code Section 162(m) is that the material terms of the performance goals be approved by stockholders. These material terms generally include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goal is attained. Stockholder approval of the 2017 Plan is intended to constitute approval of the material terms of the performance goals under the 2017 Plan for purposes of Code Section 162(m).

If the 2017 Plan is not approved by our stockholders, it will not be adopted, and we will continue to operate under the Prior Plan until its expiration. In the event that the 2017 Plan is not approved and the Prior Plan expires, we believe that higher cash compensation may be required to attract and retain key employees and other individuals.

In determining the number of Company shares to be authorized under the 2017 Plan, our Compensation Committee and Board of Directors considered our size, number of outstanding shares of Company common stock, and number of employees. The Compensation Committee and Board believe that a share reserve of 750,000 shares is appropriate. As of April 7, 2017, the closing price for a share of the Company’s common stock on the Nasdaq Global Select Market was $36.70. From the date of this proxy statement through the date of the Annual Meeting, the Company will not grant any additional awards under the Prior Plan, and, upon stockholder approval of the 2017 Plan, the Prior Plan will be frozen. The Compensation Committee and the Board believe that this number of shares is likely to be sufficient to fund our stock-based incentive program for several years based on our historical use of equity compensation.

Important Considerations

We have adopted and are recommending that our stockholders approve the 2017 Plan because we believe that the design of the plan and the number of shares reserved for issuance are consistent with the interests of our stockholders and good corporate governance practices. In approving the 2017 Plan, our Compensation Committee and Board of Directors considered both overhang and usage. Overhang is a measure that is sometimes used to assess the aggregate dilutive impact of equity programs, such as the 2017 Plan. Overhang indicates the amount by which existing stockholder ownership would be diluted if the shares authorized for issuance under the 2017 Plan, coupled with the shares subject to outstanding awards, were issued. As of April 7, 2017, there were (i) 215,100 shares subject to issuance pursuant to stock options granted under the Prior Plan with a weighted average exercise price of $14.49 and weighted average remaining term of 4.75 years (or, including options that we have assumed in connection with business combination transactions, a total of 345,073 shares of our common stock subject to options with an aggregate weighted average exercise price of $16.21 and aggregate weighted average remaining term of 4.19 years); (ii) 175,460 shares subject to issuance under full-value share awards subject to time-based or performance-based vesting criteria (such number based on the currently unvested portion of such awards that we anticipate will be issued under the respective award agreements based on performance-to-date); and (iii) 26,931 shares remaining available under the Prior Plan (assuming that we issue the number of shares described above), under which no new awards will be granted prospectively leading up to the date of the annual stockholders’ meeting. Giving effect to the acquired options, the approval of the new share pool of 750,000 shares to be authorized (combined with freezing the Prior Plan) will result in overhang of approximately 9.28% relative to the approximately 12,945,012 shares outstanding as of April 7, 2017. We believe this level of overhang should not be viewed as excessive by stockholders. Additionally, we estimate that the additional 750,000 shares to be authorized for issuance under the 2017 Plan will be sufficient for several years based on anticipated usage.

Stockholder Approval; Best Practices

If the 2017 Plan is adopted by our stockholders, we will not make any new grants of awards under the Prior Plan.  The 2017 Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices, such as:

●

Multiple Award Types.  The 2017 Plan permits the issuance of stock options, restricted stock units, restricted stock, performance-based compensation and other types of equity, subject to the share limits of the plan. This breadth of award types will enable the Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

●

No Evergreen Feature.  The number of authorized shares under the 2017 Plan is fixed at 750,000, all of which may be granted as incentive stock options. As of the date of stockholder approval of the 2017 Plan, no new grants will be made under the Prior Plan. The 2017 Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

●

Conservative Share Reuse Provision.  Shares subject to an award under the 2017 Plan will not be available for reuse if such shares are tendered in payment of a stock option or delivered or withheld to satisfy any tax withholding obligation.

●	Minimum Vesting Periods. All awards granted under the 2017 Plan shall vest no earlier than the first anniversary of the date on which the award is granted.

●

Repricing Prohibited.  Repricing of options and SARs generally is prohibited without prior stockholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

●	Discount Stock Options and SARs Prohibited. All options and SARs must have an exercise price not less than 100% of the fair market value of our common stock on the date the option or SAR is granted.

●

Double Trigger Change in Control Provisions for Options and SARs.  The change in control provisions under the 2017 Plan provide for acceleration of vesting of options and SARs only in the event that the participant incurs a termination of service without cause or for good reason in the 12-month period following the change in control. For awards that constitute performance-based compensation, the Plan provides that the performance period is terminated at the time of the change in control and that the payout of the award is based on an extrapolation of the level of achievement as of the time of the change in control over the entire performance period, subject to a minimum payout of the “target” level for any particular award.

●	Clawback Policy Implementation. All awards under the 2017 Plan will be subject to any applicable law respecting recapture of compensation or Company clawback policy in effect from time to time.

●	Independent Oversight. The 2017 Plan will be administered by a committee of independent Board members, which will initially be the Compensation Committee of the Board.

A summary of the material provisions of the 2017 Plan is set forth below. A copy of the 2017 Plan is set forth as Appendix A to this proxy statement.

Purpose

The 2017 Plan was established by our Board to promote the Company’s long-term financial success, to attract, retain and reward persons who can contribute to the Company’s success and to further align the participants’ interests with those of the Company’s stockholders. The 2017 Plan will be administered by a committee selected by the Board (the “Committee”), which will select award recipients from the eligible participants and will determine the types of awards to be granted, the number of shares covered by the awards and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting requirements or conditions applicable to awards.  The Committee will be the Compensation Committee of our Board unless and until another committee is selected by the Board.

General

The 2017 Plan incorporates a broad variety of equity-based incentive compensation elements to provide the Committee with significant flexibility to address the requirements and limitations of applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2017 Plan and the best interests of the Company.

The maximum number of shares of the Company’s common stock that may be delivered to participants or their beneficiaries under the 2017 Plan is 750,000, with adjustments for certain corporate transactions. No awards have been granted under the 2017 Plan that are contingent upon stockholder approval of the 2017 Plan. As of the date of stockholder approval of the 2017 Plan, no additional awards will be granted under the Prior Plan. To the extent that any shares covered by an award under the 2017 Plan are cancelled, forfeited, expire or are settled in cash, the shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2017 Plan. Shares subject to an award shall not again be made available for issuance or delivery under the 2017 Plan if such shares are (a) tendered in payment of the exercise price of a stock option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation or (c) covered by a stock-settled SAR or other type of award, pursuant to which shares are not issued upon the settlement of the award.

The 2017 Plan’s effective date would be the date of its approval by the Company’s stockholders, May 23, 2017. If approved, the 2017 Plan will continue in effect for as long as any awards are outstanding under the 2017 Plan or until the 2017 Plan is terminated by the Board. However, no awards may be granted under the 2017 Plan after the tenth anniversary of its effective date. Any awards that are outstanding after the tenth anniversary of the effective date will remain subject to the terms of the 2017 Plan.

The following additional limits apply to awards under the 2017 Plan:

●

the maximum number of shares that may be covered by options or SARs that are intended to be “performance-based compensation” under Section 162(m) of the Code that are granted to any one participant, other than a non-employee director, during any calendar year is 50,000 shares;

●	the maximum number of shares that may be subject to options or SARs that are granted to any one non-employee director during any calendar year is 5,000 shares;

●

the maximum number of shares that may be covered by stock awards that are intended to be “performance-based compensation” under Code Section 162(m) that are granted to any one participant, other than a non-employee director, during any calendar year is 50,000 shares;

●	the maximum number of shares that may be subject to stock awards that are granted to any one non-employee director during any calendar year is 5,000 shares; and

●

the maximum amount of cash-settled stock awards that are intended to be “performance-based compensation” under Code Section 162(m) payable to any one participant, other than a non-employee director, with respect to any calendar year is $5,000,000.

The Committee may use shares available under the 2017 Plan as the form of payment for grants or rights earned or due under any compensation plan or arrangement of the Company or a subsidiary, including a plan and arrangement of the Company or a subsidiary assumed in a business combination.

In the event of a corporate transaction involving the stock of the Company (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect an award’s status as “performance-based compensation” under Code Section 162(m). However, the Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of awards under the 2017 Plan.

Awards granted under the 2017 Plan generally will not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. However, the Committee has the discretion to permit the transfer of awards under the 2017 Plan to immediate family members of participants, trusts, partnerships, limited liability companies and other entities established for the primary benefit of such family members, as long as the transfers are made without value to the participant.

Eligibility

All of the directors of the Company (14 persons following the Annual Meeting) and all employees of the Company and its subsidiaries (currently approximately 408 persons) are eligible to receive awards under the 2017 Plan, except that non-employees may not be granted incentive stock options. The Committee will determine the specific individuals who will be granted awards under the 2017 Plan and the type and amount of any such awards. Directors, nominees for director, officers, and employees of the Company and its subsidiaries may be considered to have an interest in the 2017 Plan because they may, in the future, receive incentive awards under it.

Award Types

Stock Options

The Committee may grant incentive stock options and nonqualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the provisions of the individual award. The exercise price shall be set forth in the applicable award agreement. Awards of options must expire no later than ten (10) years from the date of grant (and no later than five (5) years for incentive stock options granted to a person that beneficially owns ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or its subsidiaries).

The exercise price for any option may not be less than 100% of the fair market value of the Company’s common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person that beneficially owns ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or its subsidiaries at the time of grant may not be less than 110% of the fair market value of the stock on the date the option is granted. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of a third party that is acquired by the Company or one of its subsidiaries. The exercise price of an option may not be decreased after the date of grant, nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company’s stockholders, as adjusted for corporate transactions described above or, in the case of options granted in replacement of existing awards, granted under a predecessor plan.

Options awarded under the 2017 Plan will be exercisable in accordance with the terms established by the Committee. Any incentive stock option granted under the 2017 Plan that fails to continue to qualify as an incentive stock option will be deemed to be a nonqualified stock option, and the Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. As determined by the Committee, the exercise price of an option may be paid in cash, in shares of the Company’s common stock (valued at fair market value as of the day of exercise), by net exercise, by other property deemed acceptable by the Board, by irrevocably authorizing a third party to sell shares of the Company’s common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price (sometimes referred to as a “cashless exercise”) or in any combination of the foregoing methods deemed acceptable by the Committee. In a net exercise, the person exercising the option does not pay any cash; the net number of shares received is equal in value to the number of shares as to which the option is being exercised, multiplied by a fraction, the numerator of which is the fair market value on the date of exercise less the exercise price and the denominator of which is the fair market value.

Stock Appreciation Rights

SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee. The exercise price shall be set forth in the applicable award agreement. Except as described below, the exercise price for a SAR may not be less than 100% of the fair market value of the stock on the date the SAR is granted (or, if greater, the par value of a share). However, the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee or director of a third party that is acquired by the Company or one of its subsidiaries, to the extent permitted under Section 409A of the Internal Revenue Code (“Section 409A”). SARs will be exercisable in accordance with the terms established by the Committee.

Stock Awards

A stock award is a grant of shares of the Company’s common stock or a right to receive shares of the Company’s common stock, an equivalent amount of cash or a combination thereof in the future. Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units or any other equity-based award as determined by the Committee. Any specific performance measures or performance objectives may be set by the Committee in its discretion.

New Plan Benefits

No awards have been made under the 2017 Plan through the date of this proxy statement. The following table sets forth the awards that would have been awarded to the listed individuals and groups under the 2017 Plan during fiscal year 2016 if the 2017 Plan had been in effect for fiscal year 2016 to the extent determinable. This table assumes that if the 2017 Plan had been in effect during fiscal year 2016, any grants actually made under the Prior Plan would have been made under the 2017 Plan. All awards made under the Prior Plan were in the form of stock awards with performance-based or time-based vesting criteria. The table does not set forth awards that could be granted in the future under the 2017 Plan, because they are not determinable at this time. All dollar amounts in the table are rounded to the nearest hundred.

National Commerce Corporation 2017 Equity Incentive Plan
Name and Position	Dollar Value(1)	Number of Units(2)
John H. Holcomb, III, Chairman and Chief Executive Officer	$80,000	3,193.61
Richard Murray, IV, President, Chief Operating Officer and Director	$80,000	3,193.61
William E. Matthews, V, Vice Chairman and Chief Financial Officer	$80,000	3,193.61
Executive Group (8 persons)	$392,500	15,668.66
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group (32 persons)	$548,100	21,880.18

(1)	Based on the closing price of a share of the Company’s common stock as of December 31, 2015, the last trading day before the effective date of the grant (January 1, 2016).

(2)	Represents the target number of shares underlying awards with performance-based or time-based vesting criteria.

Dividends and Dividend Equivalents

Any award agreement may provide for the right to receive dividends or dividend equivalent payments with respect to the shares subject to the award. Any such dividend payments or dividend equivalent payments with respect to shares underlying an award that is not yet vested or is subject to other restrictions shall be withheld by the Company for the participant’s account, and interest may be credited on the amount of the cash dividends, subject to a withholding rate and such other terms as may be determined by the Committee. These withheld payments shall be distributed in cash to the participant in compliance with Section 409A or, at the discretion of the Committee, in the form of shares having a fair market value equal to the amount of such dividends or dividend equivalents, if applicable, upon the vesting of, or release of restrictions on, the shares underlying the award and, if such shares are forfeited, then the participant shall have no right to such dividends or dividend equivalents.

Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by the participant shall terminate and will be forfeited immediately, to the extent that it has not yet vested, and the participant will have no further rights under the award.

Section 162(m) Limitations and Requirements

Section 162(m) of the Internal Revenue Code.    A U.S. income tax deduction for the Company generally will be unavailable for annual compensation in excess of $1 million paid to a “covered employee” (our chief executive officer and three other most highly compensated executive officers other than the chief financial officer). However, amounts that constitute “performance-based compensation” under Code Section 162(m) are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the 2017 Plan will satisfy the requirements for “performance-based compensation.” The Committee may determine whether any stock awards granted to any participant are intended to be “performance-based compensation.” Any such awards designated as intended to be “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m).

Performance Measures.    The performance measures that may be used for such awards under the Plan will be based on any one or more of the following Company, subsidiary, business unit or financial reporting segment performance measures as selected by the Committee, including, without limitation, increases or decreases in the applicable measures: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share, each as may be defined by the Committee); financial return ratios (e.g., return on investment, return on invested capital, return on equity and return on assets, each as may be defined by the Committee); “Texas ratio” (calculated as non-performing assets and loans, as well as loans delinquent for more than 90 days, divided by the tangible capital equity plus the loan loss reserve); expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; net income margin; interest income margin; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; assets per employee; charge-offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; customer retention or growth; employee retention or growth; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries, business units or financial reporting segments of the Company or a subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan.  The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items, and the Committee may adjust performances measures, provided that any adjustment to an award that is intended to be “performance-based compensation” under Code Section 162(m) shall be made only as permitted under Code Section 162(m).

Change in Control

Unless otherwise provided in the 2017 Plan, upon the occurrence of a change in control, (i) if the participant incurs a termination of service without cause or for good reason during the 12-month period following the change in control, all stock options and SARs under the 2017 Plan then held by the participant will become immediately exercisable with respect to 100% of the shares subject to such stock options or SARs, and all stock awards under the 2017 Plan then held by the participant will become fully earned and vested immediately; and, notwithstanding the foregoing, (ii) with respect to any award that is intended to be performance-based compensation, any incomplete performance period shall end on the date of such change in control, and the Committee will (a) determine the extent to which performance goals have been achieved with respect to the partial performance period; (b) assume for purposes of the settlement of such award that the level of achievement for the partial period has been achieved for the entire performance period; provided, however, that if the actual level of achievement is less than the “target” level set forth in the applicable award agreement, then the “target” level shall be assumed; and (c) cause the number of shares specific in the award agreement with respect to the assumed level of attainment of the performance goals for the entire performance period to be paid to the participant no later than thirty (30) days following such change in control.

In the event of a change in control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the affected Person, cancel any outstanding award and, no later than thirty (30) days following such change in control, pay to the holder thereof, in cash or stock or any combination thereof, the value of such award based upon the price per share of stock received or to be received by other stockholders in the change in control event. In the case of any stock option or SAR with an exercise price that equals or exceeds the price paid per share of stock in connection with the change in control, the Committee may cancel the option or SAR without the payment of consideration therefor.

For purposes of the 2017 Plan, a “change in control” generally will be deemed to occur (i) when any person acquires the beneficial ownership of 50% or more of (a) the then-outstanding shares of the securities of the Company or (b) the combined voting power of the outstanding securities of the Company entitled to vote in the election of directors of the Company; (ii) in the event of the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) at the effective time of any merger, share exchange, consolidation or other business combination involving the Company, if, immediately after such transaction, persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the outstanding securities that were entitled to vote in the election of the directors of the Company. A change in control shall not include (i) any consolidation or merger effected exclusively to change the domicile of the Company; (ii) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof; or (iii) the acquisition by any person of beneficial ownership of more than 25% of the outstanding securities of the Company entitled to vote generally in the election of directors of the Company, as a result of the acquisition of such securities by the Company in a transaction that reduces the number of such securities outstanding; provided, however, that if after such acquisition by the Company, such person becomes the beneficial owner of additional outstanding securities of the Company entitled to vote generally in the election of directors of the Company that increase the percentage of such securities beneficially owned by such person, then a change in control shall be deemed to occur at that time.

In the event an award under the 2017 Plan constitutes “nonqualified deferred compensation” for purposes of Section 409A, the Committee, in its discretion, may specify a different definition of change in control in order to comply with the provisions of Section 409A.

Amendment and Termination

Our Board may at any time amend or terminate the 2017 Plan or any award granted under the 2017 Plan, but any amendment or termination generally may not impair the rights of any participant without the participant’s written consent. The Board may not amend any provision of the 2017 Plan to materially increase the original number of shares that may be issued under the 2017 Plan (other than as provided in the 2017 Plan), materially increase the benefits accruing to a participant or materially modify the requirements for participation in the 2017 Plan without approval of the Company’s stockholders. However, the Committee may amend the 2017 Plan at any time, retroactively or otherwise, to ensure that the 2017 Plan complies with current or future law without stockholder approval, and the Committee may unilaterally amend the 2017 Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Section 409A.

Clawback Policy

All awards, amounts and benefits received under the 2017 Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, and, to the extent applicable, Section 409A, even if adopted after the Plan becomes effective.

U.S. Federal Income Tax Considerations

The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the 2017 Plan.

Nonqualified Stock Options.    The grant of a nonqualified stock option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.    The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant, provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three (3) months prior to the date of exercise (one (1) year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two (2) years from the date of the grant of the incentive stock option or within one (1) year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price or (ii) the excess, if any, of the amount realized upon disposition of the shares over the aggregate exercise price. The Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights.    The grant of a SAR generally will not result in taxable income to the participant. Upon exercise of a SAR, the amount of cash or fair market value of shares received generally will be taxable to the participant as ordinary income, and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards.    A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or, if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant, and the Company will be entitled to a corresponding deduction.

Withholding of Taxes.    The Company may withhold amounts from participants to satisfy withholding tax requirements. If permitted by the Committee, participants may make cash payments, have shares withheld from awards or tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may not be used to satisfy more than the maximum individual statutory tax rate for each individual jurisdiction.

Change in Control.    Any acceleration of the vesting or payment of awards under the 2017 Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Liability. The 2017 Plan is, and all awards are, intended to be exempt from (or, in the alternative, to comply with) Section 409A, and each shall be construed, interpreted and administered accordingly; however, in any case, including in the case that such award is not exempt from or does not comply with Section 409A, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such recipient in connection with an award (including any taxes and penalties under Section 409A), and neither the Company nor any of its subsidiaries will be liable for any such taxes or penalties or have any obligation to indemnify or otherwise hold the participant harmless from any or all such taxes or penalties.

Tax Advice. The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2017 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2017 Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

The number and types of awards to be made pursuant to the 2017 Plan are subject to the discretion of the Committee and are not determinable at this time.

Under applicable law, the adoption of the 2017 Plan requires the affirmative vote of the majority of the votes cast at the Annual Meeting for the proposal. In tabulating the votes, broker non-votes and abstentions on the adoption of the 2017 Plan will be disregarded and have no effect on the outcome of the vote.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Porter Keadle Moore, LLC (“PKM”) as the Company’s independent registered public accountants for the year ending December 31, 2017 is being presented to the stockholders for approval at the Annual Meeting. If the appointment of independent registered public accountants is not ratified, the Audit Committee will reconsider its appointment of the Company’s independent registered public accountants.

General

The Audit Committee has approved the engagement of PKM as the Company’s independent registered public accountants for the year ending December 31, 2017. PKM has audited our financial statements for the year ended December 31, 2016 and has served as our auditors since 2007.

It is expected that a representative of PKM will be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she so desires.

Fees Paid to PKM

The following table presents fees for professional services rendered by PKM for the audit of the Company’s annual financial statements for the years ended December 31, 2016 and December 31, 2015, and fees billed for other services rendered by PKM during those periods.

	2016	2015
Audit Fees	$298,077	$243,848
Audit-Related Fees	9,332	9,653
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$307,409	$253,501

Audit Fees. Audit Fees for the past two years were for professional services rendered by PKM in connection with (i) the audits of the Company’s annual consolidated financial statements, (ii) review of the Company’s annual report on Form 10-K, (iii) limited reviews of the Company’s quarterly condensed consolidated financial statements included in periodic reports filed with the SEC, including out-of-pocket expenses and (iv) work performed in connection with issuing consents for the Company’s registration statement filings.

Audit-Related Fees. Audit-Related Fees for the past two years were for assurance and related services by PKM with respect to the audit and review of the Company’s financial statements, including an audit of the Company’s 401(k) plan. All audit-related services were pre-approved by the Company’s Audit Committee.

Tax Fees. There were no Tax Fees for 2015 or 2016.

All Other Fees. All Other Fees encompasses any services provided by the independent registered public accountants other than the services reported in the other categories above. There were no such fees in 2015 or 2016.

Pre-Approval Policy

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services performed by the independent registered public accountants, pursuant to which the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the registered accountants’ independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any amounts invoiced for services rendered that materially exceed pre-approved cost levels will require specific approval by the Audit Committee prior to the payment of such invoice. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to the Company by the independent registered public accountants during the following twelve months. The most recent pre-approval occurred in October 2016.The Audit Committee may delegate pre-approval authority to one or more of its members, who in turn must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 3.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any business that will be presented for consideration at the Annual Meeting other than as specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and form of proxy for the 2018 annual meeting of stockholders pursuant to the proposal process prescribed by SEC Rule 14a-8, the proposal must be received by the Corporate Secretary at National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, on or before December 22, 2017.

If a stockholder proposal is submitted outside the proposal process mandated by SEC Rule 14a-8, and is submitted instead under the Company’s advance notice bylaw provision (Section 1.4(a) of the bylaws), the proposal must be received by the Corporate Secretary at National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209 not earlier than December 24, 2017 or later than January 23, 2018, together with the necessary supporting documentation required under that bylaw provision.

ANNUAL REPORT ON FORM 10-K

You may receive a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 without charge by sending a written request to National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, Attn: Corporate Secretary.

Appendix A

NATIONAL COMMERCE CORPORATION

2017 EQUITY Incentive Plan

ARTICLE 1
INTRODUCTION

Section 1.1     Purpose, Effective Date and Term. The purpose of this National Commerce Corporation 2017 Equity Incentive Plan (this “Plan”) is to promote the long-term financial success of National Commerce Corporation (the “Company”) and its Subsidiaries by providing a means to attract, retain, and reward individuals who can and do contribute to such success, and to further align their interests with those of the Shareholders. The “Effective Date” of the Plan is May 23, 2017, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the tenth (10th) anniversary of the Effective Date.

Section 1.2    Participation. Each Employee and Director of the Company or a Subsidiary who is granted and holds an Award in accordance with the provisions of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to Employees and Directors of the Company and its Subsidiaries; provided, however, that an Award (other than an Incentive Stock Option) may be granted to an individual prior to the date on which he or she first performs services as an Employee or Director, provided that such Award does not become vested or exercisable prior to the first (1st) anniversary of the date on which such individual commences such services.

Section 1.3     Definitions. Capitalized terms used in the Plan but not previously defined shall have the respective meanings ascribed to them in Article 8.

ARTICLE 2
AWARDS

Section 2.1     General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of this Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a)     Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee, which shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value on the grant date in the case of a Ten Percent Shareholder; and provided further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options granted in replacement of existing awards held by an Employee or Director that were granted by an acquired entity. Any stock option may be either an Incentive Stock Option or a Nonqualified Stock Option. No Incentive Stock Options may be granted (i) after the tenth (10th) anniversary of the Effective Date or (ii) to a Person that is not an Employee. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as Nonqualified Stock Options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a Nonqualified Stock Option. All or a portion of any Incentive Stock Option granted under the Plan that does not qualify as an Incentive Stock Option for any reason shall be deemed to be a Nonqualified Stock Option. In addition, any Incentive Stock Option granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from Incentive Stock Option treatment such that it shall become a Nonqualified Stock Option.

(b)     Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee, which exercise price shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of SARs granted in replacement of existing awards held by an Employee or Director that were granted by an acquired entity.

(c)     Stock Awards. A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the applicable Award Agreement) in the future, excluding Awards designated as stock options, SARs or cash incentive awards by the Committee. Such Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units or any other equity-based Award as determined by the Committee.

Section 2.2     Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than ten (10) years after its grant date (or five years in the case of an Incentive Stock Option with respect to a Ten Percent Shareholder). The exercise price of each stock option and SAR shall be the exercise price set forth in the applicable Award Agreement. The payment of the exercise price of a stock option shall be made in cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the date of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise of a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value on the date of exercise less the exercise price, and the denominator of which is such Fair Market Value (with the number of net Shares to be received rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers’ check; (e) by other property deemed acceptable by the Committee; or (f) by any combination thereof.

Section 2.3   Performance-Based Compensation. Any Award that is intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any Award and the establishment of performance measures that are intended to be Performance-Based Compensation shall occur during the period required under Code Section 162(m).

(a)     Performance Measures. The performance measures described in this Section 2.3 may be based on any one or more of the following, including, without limitation, increases or decreases in the applicable measures: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share, each as may be defined by the Committee); financial return ratios (e.g., return on investment; return on invested capital; return on equity; and return on assets, each as may be defined by the Committee); “Texas ratio”; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; net income margin; interest income margins; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; assets per employee; charge-offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits, or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; customer retention or growth; employee retention or growth; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries, business units or financial reporting segments of the Company or a Subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan.

(b)     Partial Achievement. An Award may provide that partial achievement of the performance measures may result in payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 3.3.

(c)     Extraordinary Items. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual or nonrecurring items of gain or loss, including non-cash refinancing charges; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; (iv) mergers or acquisitions; and (v) such other items permitted from time to time under Code Section 162(m). To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(d)      Adjustments. Pursuant to this Section 2.3, in certain circumstances, the Committee may adjust performance measures; provided, however, that no adjustment may be made with respect to an Award that is intended to be Performance-Based Compensation, except to the extent that the Committee exercises negative discretion as permitted under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.4    Dividends and Dividend Equivalents. Any Award Agreement may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award; provided, however, that any such dividend payments or dividend equivalent payments with respect to Shares underlying an Award that is not yet vested or is subject to other restrictions shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends, subject to a withholding rate and such other terms as may be determined by the Committee. The dividend payments or dividend equivalent payments so withheld by the Committee and attributable to any particular Shares (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in the form of Shares having a Fair Market Value equal to the amount of such dividends or dividend equivalents, if applicable, upon the vesting of, or release of restrictions on, the Shares underlying the Award and, if such Shares are forfeited, then the Participant shall have no right to such dividends or dividend equivalents. Any dividend equivalent paid hereunder shall comply in all respects with Code Section 409A.

Section 2.5     Forfeiture of Awards.   Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award held by a Participant shall terminate and be forfeited immediately to the extent that it has not yet vested, and the Participant shall have no further rights thereunder.

Section 2.6     Minimum Vesting Period. Notwithstanding any other provision of this Plan to the contrary, all Awards granted under the Plan, including, without limitation, Awards conditioned on the completion of a specified period of service with the Company or its Subsidiaries or on the achievement of performance measures or other performance objectives, shall vest no earlier than the first (1st) anniversary of the date on which the Award is granted.

Section 2.7      Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.7 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award shall be deemed to constitute the Participant’s acknowledgment of, and consent to, the rights of the Committee under this Section 2.7, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute deferred compensation, if such discretionary authority would contravene Code Section 409A. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such recipient in connection with an Award (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its Subsidiaries shall be liable for any such taxes or penalties or have any obligation to indemnify or otherwise hold such Participant harmless from any or all such taxes or penalties.

ARTICLE 3
SHARES SUBJECT TO PLAN

Section 3.1     Available Shares. The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2     Share Limitations.

(a)      Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 750,000 Shares (all of which may be granted as Incentive Stock Options and all of which may be granted as full value awards). The maximum number of Shares available for delivery under the Plan (including the number that may be granted as Incentive Stock Options) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4(a). Following the Effective Date, no new awards will be granted from the Prior Plan.

(b)     To the extent that any Shares covered by an Award under the Plan are not delivered to a Participant or beneficiary for any reason, including as a result of the Award being forfeited (including unvested stock awards), canceled, or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for delivery under the Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (i) tendered or withheld in payment of the exercise price of a stock option, (ii) delivered or withheld by the Company to satisfy any tax withholding obligation, or (iii) covered by a SAR that is settled in Shares or any other type of Award pursuant to which Shares are not issued upon the settlement of the Award.

Section 3.3     Limitations on Grants to Individuals. The following limitations shall apply with respect to Awards:

(a)     Stock Options and SARs. The maximum number of Shares that may be subject to stock options or SARs granted to any one Participant during any calendar year that are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 50,000. For purposes of this Section 3.3(a), if a stock option is granted in tandem with a SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, then the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(a).

(b)     Stock Awards. The maximum number of Shares that may be subject to stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 50,000.

(c)     Stock Awards Settled in Cash. The maximum dollar amount that may be payable to any one Participant pursuant to cash-settled stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be $5,000,000.

(d)     Dividends, Dividend Equivalents and Earnings. For purposes of determining whether an Award is intended to be qualified as Performance-Based Compensation under the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any Award that is not yet vested shall be treated as a separate Award, and (ii) if the delivery of any Shares or cash under an Award is deferred, then any earnings, including dividends and dividend equivalents, shall be disregarded.

(e)     Partial Performance. Notwithstanding the preceding provisions of this Section 3.3, if, in respect of any performance period or restriction period, the Committee grants Awards to a Participant having an aggregate dollar value and/or number of Shares less than the maximum dollar value and/or number of Shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, then the excess of such maximum dollar value and/or number of Shares over the aggregate dollar value and/or number of Shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of Shares that may be awarded to such Participant in respect of the next performance period or restriction period in respect of which the Committee grants to such Participant an Award intended to qualify as Performance-Based Compensation, subject to adjustment pursuant to Section 3.4.

(f)      Director Awards. Notwithstanding the preceding provisions of this Section 3.3:

(i)      the maximum number of Shares that may be subject to stock options or SARs granted to any one Director during any calendar year shall be 5,000; and

(ii)     the maximum number of Shares that may be subject to stock awards that are granted to any one Director during any calendar year shall be 5,000.

For the sake of clarity, the foregoing limitations shall not apply to cash-based director fees that the Director elects to receive in the form of Shares or Share-based units equal in value to the cash-based director fee.

Section 3.4     Corporate Transactions; No Repricing.

(a)     Adjustments. To the extent permitted under Code Section 409A (or as needed to maintain an exemption from Code Section 409A), and to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not negatively affect the status of an Award intended to qualify as Performance-Based Compensation, if applicable); provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b)     No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs; (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual; (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash payment or other Award(s); and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5     Delivery of Shares. Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a)     Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)     No Certificates Required. To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

ARTICLE 4
CHANGE IN CONTROL

Section 4.1     Effect of Change in Control. Subject to the provisions of Section 3.4 relating to the adjustment of shares and to any forfeiture and expiration provisions otherwise applicable to an Award, and notwithstanding any provision of the Plan to the contrary, the following provisions shall apply in connection with a Change in Control.

(a)     In the event of a Participant’s Termination of Service without Cause or for Good Reason during the 12-month period following a Change in Control, notwithstanding any provision of any applicable Award Agreement to the contrary, all stock options and SARs shall become immediately exercisable with respect to 100% of the shares subject to such stock options or SARs, and all stock awards under the Plan then held by the Participant shall become fully earned and vested immediately as of the date of the Participant’s Termination of Service.

(b)     Notwithstanding the foregoing, with respect to any Award that is intended to be Performance-Based Compensation, in the event of a Change in Control, any incomplete performance period in respect of such Award in effect on the date on which the Change in Control occurs shall end on the date of such Change in Control, and the Committee shall, with respect to each such Award, (i) determine the extent to which performance goals have been achieved with respect to the partial performance period based on such audited or unaudited financial information as the Committee deems relevant, (ii) assume for purposes of the settlement of such Award that the level of achievement for the partial period has been achieved for the entire performance period; provided, however, that if the actual level of achievement is less than the “target” level set forth in the applicable Award Agreement, then the “target” level shall be assumed, and (iii) no later than thirty (30) days following such Change in Control, cause to be paid to the applicable Participant the number of Shares specified by the Award Agreement with respect to the assumed level of attainment of the performance goals for the entire performance period.

(c)     To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the Shares subject to their Awards.

Section 4.2     Discretionary Action by Committee. Without limiting Section 4.1, in the event of a Change in Control, the Committee may, in its discretion and upon at least 10 days’ advance notice to the affected Person, cancel any outstanding Award and, no later than thirty (30) days following such Change in Control, pay to the holder thereof, in cash or stock, or any combination thereof, the value of such Award based upon the price per Share received or to be received by other Shareholders in the Change in Control event. In the case of any stock option or SAR with an exercise price that equals or exceeds the price paid per Share in connection with the Change in Control, the Committee may cancel the Option or SAR without the payment of consideration therefor.

ARTICLE 5

COMMITTEE

Section 5.1    Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. From the effective date of this Plan until another Committee is selected through a duly adopted resolution of the Board, the Committee shall be the Compensation Committee of the Board; provided, that any other Committee selected by the Board shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act), an “outside director” (within the meaning of Code Section 162(m)) and an “independent director” (within the meaning of the rules of the securities exchange on which the Stock is traded), in each case to the extent required by the Exchange Act, Code Section 162(m), or the applicable rules of the securities exchange, respectively. Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2    Powers of Committee. The Committee’s administration of the Plan shall be subject to applicable banking laws and regulations, including restrictions on “golden parachute payments” under 12 C.F.R Part 359, as well as the other provisions of the Plan and the following:

(a)     The Committee shall have the authority and discretion to (i) select from among the Employees and Directors those Persons who shall receive Awards; (ii) determine the time or times of receipt of Awards; (iii) determine the types of Awards and the number of Shares covered by the Awards; (iv) establish the terms, limitations, restrictions and conditions of Awards, including, without limitation, providing for the settlement of Awards in the form of cash or Shares; (v) cancel or suspend Awards; (vi) subject to the requirements of Sections 2.6 and 4.2, modify any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including, but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

(b)     In the event that the Committee determines that it is advisable to grant Awards that do not qualify for the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m), the Committee may grant such Awards without satisfying the requirements of Code Section 162(m).

(c)     The Committee shall have the authority and discretion to interpret the Plan, to define terms not otherwise defined in the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)     The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(e)     Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be in the Committee’s sole and absolute discretion and shall be final and binding on all Persons concerned, including the Company, its Shareholders, any Participants, Employees or Directors and their respective successors in interest.

(f)      In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and to all applicable law.

Section 5.3      Delegation by Committee.

(a)     To the extent permitted by applicable law, the applicable rules of any securities exchange or similar entity or the Plan or the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act or of Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any Person or Persons selected by it. The acts of such delegates shall be treated under the Plan as acts of the Committee, and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

(b)     Without limiting the general terms of Section 5.3(a), subject to applicable law, the Committee, in its discretion, may delegate to the chief executive officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Awards to persons other than the chairman, the president, and the chief executive officer of the Company, any other officer of the Company or any Subsidiary (as determined under Rule 16b-3 of the Exchange Act), and any director of the Company. Any such delegation by the Committee shall include a limitation as to the amount or value of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of any applicable exercise price and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

Section 5.4    Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an Employee’s or other Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all Persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other Persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5     Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other Persons in connection with the administration and interpretation of the Plan, and the Company and its officers and Directors shall be entitled to rely upon the advice, opinions and valuations of any such Persons.

ARTICLE 6
AMENDMENT AND TERMINATION

Section 6.1     General. To the extent permitted by law, the Board may amend or terminate the Plan and amend any Award Agreement at any time; provided, however, that no amendment or termination may (except as provided in Section 2.7, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date on which such amendment or termination is adopted by the Board; and provided, further, that no amendment may materially (a) increase the benefits accruing to Participants under the Plan, (b) increase the aggregate number of securities that may be delivered under the Plan other than pursuant to Section 3.4, or (c) modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.

Section 6.2     Amendment to Conform to Law. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as the Committee deems necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.7 or Section 3.4 without further consideration or action.

ARTICLE 7
GENERAL TERMS

Section 7.1     No Implied Rights.

(a)     No Rights to Specific Assets. This Plan is intended to constitute an “unfunded” plan. No Person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any Person.

(b)     No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant shall not give any Person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c)    No Rights as a Shareholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2     Transferability. Except as otherwise provided by the Committee, and in any event in the case of an Incentive Stock Option or SAR granted with respect to an Incentive Stock Option, Awards are not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members; and provided, further, that such transfers shall not be made for value to the Participant.

Section 7.3     Designation of Beneficiaries. A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, then the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not have any further liability to anyone. In the event that the Participant fails to designate a beneficiary, the default beneficiary shall be the Participant’s spouse, if the Participant is married, or if the Participant is not married, then the Participant’s estate.

Section 7.4     Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of restricted stock, stock options or other equity awards otherwise than under the Plan or an arrangement that is or is not intended to qualify as Performance-Based Compensation under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5     Award Agreement. Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6     Form and Time of Elections. Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other Person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.

Section 7.7     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the Person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8     Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction.

Section 7.9     Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, including, without limitation, any successor resulting from the merger, consolidation or other reorganization of the Company or succeeding to all or substantially all of the assets and business of the Company and its Subsidiaries, taken as a whole.

Section 7.10   Limited Liability; Indemnification. To the fullest extent permitted by law, (a) no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder, and (b) each Person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.11   No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated. For the avoidance of doubt, the foregoing provision shall not limit or otherwise affect the ability of the Company to maintain its internal records in a manner that reflects fractional Shares as due and owing to a Participant at any given time, including, without limitation, fractional Shares owed under any deferral of compensation plan as may be in effect from time to time.

Section 7.12   Governing Law. The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.13   Benefits Under Other Plans. Except as otherwise provided by the Committee or as provided pursuant to the applicable Plan document, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.

Section 7.14   Validity. To the extent that any provision of the Plan is determined to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.15   Notice. Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or prepaid overnight courier to the Company at its main corporate office. Such communications shall be deemed given (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; and (b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; provided, however, that in no event shall any communication be deemed to be given later than the date on which it is actually received. In the event that a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resources officer and corporate secretary.

Section 7.16   Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Clawback Policy”) or any applicable law, and to the extent applicable, Code Section 409A. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (i) the Clawback Policy and any similar policy established by the Company that may apply to the Participant, whether adopted prior to or following the making of any Award; and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action. Without limiting the foregoing, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, then any grantee of an Award who is included among the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

ARTICLE 8
DEFINED TERMS; CONSTRUCTION

Section 8.1     Definitions. In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)      “Award” means any right or award granted under the Plan.

(b)      “Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan, which (i) may, in the discretion of the Committee, be transmitted electronically to any Participant; (ii) may or may not require the signature of a Participant; and (iii) shall be subject to the terms and conditions of the Plan.

(c)      “Board” means the Board of Directors of the Company.

(d)      “Cause” means (i) if the Participant is subject to an employment agreement or other similar agreement with the Company or a Subsidiary that provides a definition of termination for “cause” (or the like), then, for purposes of the Plan, “Cause” shall have the definition set forth in such agreement; or (ii) in the absence of such an agreement or definition, “Cause” shall mean (A) the Participant’s material breach of any written agreement between the Participant and the Company or a Subsidiary; (B) any act or omission by the Participant that is injurious to the Company or a Subsidiary, or to the business reputation of the Company or a Subsidiary; (C) the Participant’s dishonesty, fraud or malfeasance; (D) the Participant’s material failure to satisfactorily perform his duties, to follow the direction (consistent with his duties) of the Board or any other individual to whom the Participant reports, or to follow the policies, procedures, and rules of the Company or a Subsidiary; (E) the Participant’s conviction of, or entry of a plea of guilty or no contest to, a felony or a crime of moral turpitude; (F) abuse of or addiction to intoxicating drugs (including alcohol); (G) the suspension or removal of the Participant by federal or state banking regulatory authorities or the Participant’s violation of any banking law or regulation, memorandum of understanding, cease and desist order, or other agreement with any federal or state banking regulatory authority; or (H) a filing by or against the Participant of any petition under the federal bankruptcy laws or any state insolvency laws. Further, the Participant shall be deemed to have been terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause. Further, all rights that a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”

(e)      “Change in Control” means: (i) the acquisition (other than from the Company) in one or more transactions by any Person of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then-outstanding shares of the securities of the Company, or (B) the combined voting power of the Voting Securities; (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation or other business combination involving the Company, if, immediately after such transaction, persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held Voting Securities; provided, however, that, for purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code Section 409A, the Committee, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code Section 409A. Notwithstanding the foregoing, a Change in Control shall not include (x) any consolidation or merger effected exclusively to change the domicile of the Company; (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof; or (z) the acquisition by any Person of beneficial ownership of more than 25% of the Voting Securities as a result of the acquisition of Voting Securities by the Company in a transaction that reduces the number of Voting Securities outstanding; provided, that if after such acquisition by the Company such Person becomes the beneficial owner of additional Voting Securities that increases the percentage of outstanding Voting Securities beneficially owned by such Person, then a Change in Control shall be deemed to occur at that time.

(f)      “Clawback Policy” has the meaning ascribed to it in Section 7.16.

(g)     “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(h)     “Committee” means the Committee acting under Article 5, and, in the event that a Committee is not or has not been appointed, the Board.

(i)      “Company” has the meaning ascribed to it in Section 1.1.

(j)      “Director” means a Participant who is a member of the Board or the board of directors of a Subsidiary.

(k)     “Disability” means a situation in which the Participant is eligible for long-term disability benefits under the long-term disability benefits plan of the Company or the Subsidiary applicable to the Participant or for disability benefits under the federal social security laws.

(l)      “Effective Date” has the meaning ascribed to it in Section 1.1.

(m)    “Employee” means any person, including an officer or Director, employed by the Company or a Subsidiary; provided, however, that, for purposes of determining eligibility to receive Incentive Stock Options, such term shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or a Subsidiary shall not be sufficient to constitute “employment” by the Company or a Subsidiary.

(n)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)     “Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, such price on the most immediately preceding date on which there have been such sales, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required or as set forth in this Plan, in accordance with Code Sections 422 and 409A.

(p)     “Form S-8” means a Registration Statement on Form S-8 promulgated by the United States Securities and Exchange Commission or any successor thereto.

(q)     “Good Reason” means (i) if the Participant is subject to an employment agreement or other similar agreement with the Company or a Subsidiary that provides a definition of “good reason” (or the like), then, for purposes of the Plan, “Good Reason” shall have the definition set forth in such agreement; or (ii) in the absence of such an agreement or definition, “Good Reason” shall mean the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:

(A)      a material, adverse change in the nature, scope or status of the Participant’s position, authorities or duties from those in effect immediately prior to the applicable Change in Control;

(B)      a material reduction in the Participant’s aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or

(C)      relocation of the Participant’s primary place of employment of more than fifty (50) miles from the Participant’s primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.

Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clauses (A) through (C) immediately above within ninety (90) days of its initial existence and the Company shall have thirty (30) days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, then the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within twelve (12) months of the initial existence of the applicable condition.

(r)     “Incentive Stock Option” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).

(s)     “Nonqualified Stock Option” means an stock option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(t)      “Participant” has the meaning ascribed to it in Section 1.2.

(u)     “Performance-Based Compensation” means compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months, as more specifically defined in the regulations promulgated under Code Section 409A. Organizational or individual performance criteria are considered pre-established if they are established in writing by not later than ninety (90) days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established.

(v)      “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company or a Subsidiary or an underwriter of Stock in a registered public offering.

(w)     “Plan” has the meaning ascribed to it in Section 1.1.

(x)     “Policy” has the meaning ascribed to it in Section 7.16.

(y)     “Prior Plan” means the National Commerce Corporation 2011 Equity Incentive Plan.

(z)     “SAR” has the meaning ascribed to it in Section 2.1(b).

(aa)   “Securities Act” means the Securities Act of 1933, as amended.

(bb)   “Share” means a share of Stock.

(cc)   “Shareholders” means the shareholders of the Company.

(dd)   “Stock” means the common stock of the Company, $1.00 par value per share.

(ee)   “Subsidiary” means any corporation or other entity that would be a “subsidiary corporation” as defined in Code Section 424(f) with respect to the Company.

(ff)    “Ten Percent Shareholder” means a Person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiaries on the determination date.

(gg)  “Termination of Service” means the first day occurring on or after a grant date on which the Participant is no longer an Employee or Director of the Company or a Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)      The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant being on a leave of absence from the Company or a Subsidiary that is approved by the Company or by the Subsidiary that is receiving the Participant’s services.

(ii)      If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee or Director of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iii)     Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term “Termination of Service” shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.

(hh)  “Voting Securities” means the outstanding securities of the Company at the time of determination that are entitled to vote generally in the election of directors of the Company.

Section 8.2     Interpretation. In the Plan, unless otherwise stated, the following principles and rules of interpretation apply:

(a)     Actions permitted under the Plan may be taken at any time in the actor’s reasonable discretion.

(b)     References to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time.

(c)     In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”.

(d)     References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality.

(e)     Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company.

(f)     The words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively.

(g)     All references to articles and sections are to articles and sections in the Plan.

(h)     All words used shall be construed to be of such gender or number as the circumstances and context require.

(i)      The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j)      Any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.

(k)     All accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

NATIONAL COMMERCE CORPORATION
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
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VOTE BY PHONE - 1-800-690-6903
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24300-P88602 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NATIONAL COMMERCE CORPORATION

The Board of Directors recommends you vote FOR ALL of the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Joel S. Arogeti
02) Bobby A. Bradley
03) Mark L. Drew
04) R. Holman Head
05) John H. Holcomb, III
06) William E. Matthews, V
07) C. Phillip McWane
08) Richard Murray, IV
09) G. Ruffner Page, Jr.
10) Stephen A. Sevigny
11) W. Stancil Starnes
12) Temple W. Tutwiler, III
13) Russell H. Vandevelde, IV
14) Donald F. Wright

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E24301-P88602

NATIONAL COMMERCE CORPORATION
Annual Meeting of Shareholders
May 23, 2017 9:30 AM Central Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John H. Holcomb, III and Richard Murray, IV, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NATIONAL COMMERCE CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 AM, Central Time on May 23, 2017, at 813 Shades Creek Parkway, Birmingham, Alabama 35209, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

V.1.1